Exhibit (99)(b)

WACHOVIA SECOND QUARTER 2007

QUARTERLY EARNINGS REPORT

JULY 20, 2007

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED MARCH 31, 2007, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S FIRST QUARTER REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH FIRST QUARTER 2007 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 39 - 43 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 2Q07 Quarterly Earnings Report

EXPLANATION OF “COMBINED” RESULTS

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS QUARTERLY EARNINGS REPORT INCLUDE REFERENCES TO “COMBINED” RESULTS FOR SECOND QUARTER 2006 AND EARLIER PERIODS. “COMBINED” RESULTS FOR THE SECOND QUARTER OF 2006 AND PRIOR QUARTERS REPRESENT WACHOVIA’S ACTUAL RESULTS PLUS THE ACTUAL RESULTS OF GOLDEN WEST. “COMBINED” RESULTS INCLUDE PURCHASE ACCOUNTING ADJUSTMENTS (PAA) AS OF THE ACTUAL CLOSING DATE OF OCTOBER 1, 2006. “COMBINED” RESULTS FOR PRIOR PERIODS INCLUDE AMORTIZATION/ACCRETION BASED ON PRELIMINARY FAIR VALUE PURCHASE ACCOUNTING ADJUSTMENTS FOR SECURITIES, LOANS, PREMISES AND EQUIPMENT, DEPOSITS, LONG-TERM DEBT AND DEPOSIT BASE INTANGIBLE (DBI). IN ADDITION, “COMBINED” RESULTS ALSO INCLUDE A “FUNDING COST” THAT REPRESENTS INTEREST EXPENSE CALCULATED AT A RATE OF 5.35% ON THE CASH PORTION OF THE PURCHASE PRICE AND MERGER-RELATED AND RESTRUCTURING EXPENSES. READERS SHOULD NOTE THAT SUCH PURCHASE ACCOUNTING ADJUSTMENTS AND FUNDING COSTS MAY HAVE BEEN DIFFERENT IF THE MERGER HAD BEEN COMPLETED IN PRIOR PERIODS, ALTHOUGH FOR PURPOSES OF PRESENTING THE “COMBINED” RESULTS WE HAVE ASSUMED THEY WERE NOT DIFFERENT.

THE “COMBINED” RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE PRESENTATION OF RESULTS ON THIS “COMBINED” BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, WHICH MAY BE FOUND IN EXHIBIT (99)(C) TO WACHOVIA’S CURRENT REPORT ON FORM 8-K, FILED ON JULY 20, 2007. ALL NARRATIVE COMPARISONS ARE TO WACHOVIA-ONLY RESULTS FOR PRIOR PERIODS UNLESS OTHERWISE NOTED. SEE ALSO “SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION” ON PAGE 44 FOR A FURTHER DISCUSSION REGARDING THE “COMBINED” PRESENTATION.

ALL NARRATIVE COMPARISONS OF “COMBINED” RESULTS PERTAIN TO 2Q07 REPORTED RESULTS VERSUS 2Q06 “COMBINED” RESULTS UNLESS OTHERWISE NOTED.

FOR EASE OF USE, COMMENTS PERTAINING TO AS REPORTED OR ACTUAL RESULTS ARE PRESENTED IN BOLD TYPE.

“COMBINED” SUMMARY

2Q06:	REPORTED RESULTS PLUS GOLDEN WEST’S RESULTS PLUS THREE MONTHS OF PAA AND DBI ACCRETION/AMORTIZATION AND FUNDING COSTS.

Page-1

Wachovia 2Q07 Quarterly Earnings Report

Second Quarter 2007 Financial Highlights

2Q07 vs. 1Q07

•	Earnings of $2.3 billion grew 2% from 1Q07 and 24% from 2Q06; EPS of $1.22 grew 2%, and up 4% from 2Q06

—	Excluding net merger-related and restructuring expenses, EPS of $1.23 up 3%; up 4% from 2Q06

•

Segment results compared with 1Q07 reflect continued focus on execution with particular strength in the Corporate & Investment Bank and Wealth Management; relatively stable results in the General Bank despite continued investment for future growth; solid performance in Capital Management vs. record 1Q07 results

Segment Earnings
	vs. 1Q07	vs. 2Q06
General Bank	+1%	+34%
Wealth Management	+11%	+22%
Corporate & Investment Bank	+58%	+19%
Capital Management	-1%	+30%

•	Record revenues of $8.7 billion, grew 6% and 20% from 2Q06; up 6% from Combined 2Q06

—	Net interest income down 1% and margin decreased 9 bps to 2.92%

•	Results largely reflect growth in lower spread loans and structured product warehouses

—	Fee income grew $493 million, or 13%, driven by strength in virtually all categories

•

Other noninterest expense rose $261 million, or 6%, driven by higher salaries and benefits expense largely reflecting higher revenue-based incentives as well as continued investment in growth initiatives

•	Average loans up 1% and 53% from 2Q06; up 6% from Combined 2Q06

—	Commercial loan growth of 5% somewhat offset by a 1% decline in consumer loans relating to loan sale and securitization activity, which masked organic growth of 2%; General Bank consumer loan originations up 8%

•	Average core deposits grew 2% and 30% from 2Q06; up 7% from Combined 2Q06

—	Strong momentum in CDs and retail checking accounts

•	Nonperforming assets of $2.1 billion or 47 bps of loans

•	Net charge-offs decreased 3% to $150 million or 14 bps of loans

—	Provision expense of $179 million largely reflects loan growth

•	Effective tax rate of 33.51%

•	Tangible capital ratio of 4.7% and leverage ratio of 6.2%; repurchased 13 million shares during the quarter

Page-2

Wachovia 2Q07 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation

	2007				2006						2Q07 EPS
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter		vs 1Q07	vs 2Q06
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$2,341	1.22	2,302	1.20	2,301	1.20	1,877	1.17	1,885	1.17	2%	4
Net merger-related and restructuring expenses	20	0.01	6	—	29	0.01	25	0.02	15	0.01	—	—

Earnings excluding merger-related and restructuring expenses	2,361	1.23	2,308	1.20	2,330	1.21	1,902	1.19	1,900	1.18	3	4
Discontinued operations, net of income taxes	—	—	—	—	(46)	(0.02)	—	—	—	—	—	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	2,361	1.23	2,308	1.20	2,284	1.19	1,902	1.19	1,900	1.18	3	4
Deposit base and other intangible amortization	66	0.04	76	0.04	90	0.05	59	0.04	64	0.04	—	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$2,427	1.27	2,384	1.24	2,374	1.24	1,961	1.23	1,964	1.22	2%	4

KEY POINTS

•

Expect remaining existing 2007 intangible amortization of $0.06 per share (excludes any impact from the proposed A.G. Edwards transaction): 3Q07 $0.03; 4Q07 $0.03, based on 2Q07 average diluted shares outstanding of 1,919 million

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Wachovia 2Q07 Quarterly Earnings Report

Summary Results

Earnings Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Net interest income (Tax-equivalent)	$4,460	4,497	4,612	3,578	3,675	(1)%	21	$4,583	(3)%
Fee and other income	4,234	3,741	3,980	3,465	3,583	13	18	3,618	17

Total revenue (Tax-equivalent)	8,694	8,238	8,592	7,043	7,258	6	20	8,201	6
Provision for credit losses	179	177	206	108	59	1	—	61	—
Other noninterest expense	4,721	4,460	4,741	3,915	4,139	6	14	4,425	7
Merger-related and restructuring expenses	32	10	49	38	24	—	33	24	33
Other intangible amortization	103	118	141	92	98	(13)	5	137	(25)

Total noninterest expense	4,856	4,588	4,931	4,045	4,261	6	14	4,586	6
Minority interest in income of consolidated subsidiaries	139	136	125	104	90	2	54	90	54

Income from continuing operations before income taxes (Tax-equivalent)	3,520	3,337	3,330	2,786	2,848	5	24	3,464	2
Income taxes (Tax-equivalent)	1,179	1,035	1,075	909	963	14	22	1,206	(2)

Income from continuing operations	2,341	2,302	2,255	1,877	1,885	2	24	2,258	4
Discontinued operations, net of income taxes	—	—	46	—	—	—	—	—	—

Net income	$2,341	2,302	2,301	1,877	1,885	2%	24	$2,258	4%

Diluted earnings per common share from continuing operations	$1.22	1.20	1.18	1.17	1.17	2%	4
Diluted earnings per common share based on net income	$1.22	1.20	1.20	1.17	1.17	2	4
Dividend payout ratio on common shares	45.90%	46.67	46.67	47.86	43.59	—	—
Return on average common stockholders’ equity	13.54	13.47	13.09	14.85	15.41	—	—
Return on average assets	1.32	1.34	1.31	1.34	1.39	—	—
Overhead efficiency ratio (Tax-equivalent)	55.85%	55.70	57.38	57.44	58.71	—	—	55.92%	—
Operating leverage (Tax-equivalent)	$189	(13)	665	1	180	—%	5

KEY POINTS

•

Net interest income decreased 1% as strength in loans and structured product warehouses as well as deposit growth were more than offset by the continued mix shift to lower spread loan and deposit categories and lower income from maturing off-balance sheet positions; up 21% from 2Q06 on the addition of Golden West

—	Net interest income down 3% from Combined 2Q06 largely reflecting the shift to lower spread products as well as the impact of the interest rate environment

(See Appendix, pages 18 - 20 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$2,361	2,308	2,284	1,902	1,900	2%	24
Return on average assets	1.34%	1.35	1.30	1.36	1.40	—	—
Return on average common stockholders’ equity	13.66	13.50	12.98	15.02	15.52	—	—
Overhead efficiency ratio (Tax-equivalent)	55.48	55.57	56.81	56.90	58.39	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	51.78%	52.37	53.60	53.41	54.96	—	—
Operating leverage (Tax-equivalent)	$210	(51)	675	16	135	—%	56

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$2,427	2,384	2,374	1,961	1,964	2%	24
Dividend payout ratio on common shares	44.09%	45.16	45.16	45.53	41.80	—	—
Return on average tangible assets	1.46	1.48	1.43	1.47	1.52	—	—
Return on average tangible common stockholders’ equity	33.57	33.27	31.58	30.79	32.63	—	—
Overhead efficiency ratio (Tax-equivalent)	54.29	54.15	55.17	55.60	57.03	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	50.36%	50.65	51.65	51.84	53.31	—	—
Operating leverage (Tax-equivalent)	$197	(75)	725	8	142	—%	39

Other financial data
Net interest margin	2.92%	3.01	3.09	3.03	3.18	—	—
Fee and other income as % of total revenue	48.70	45.41	46.32	49.20	49.37	—	—
Effective tax rate (c)	32.78	30.22	31.74	31.71	33.05	—	—
Effective tax rate (Tax-equivalent) (c) (d)	33.51%	30.99	32.46	32.61	33.84	—	—

Asset quality
Allowance for loan losses as % of loans, net	0.79%	0.80	0.80	1.03	1.07	—	—
Allowance for loan losses as % of nonperforming assets	164	194	246	396	421	—	—
Allowance for credit losses as % of loans, net	0.83	0.84	0.84	1.09	1.13	—	—
Net charge-offs as % of average loans, net	0.14	0.15	0.14	0.16	0.08	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.47%	0.40	0.32	0.26	0.25	—	—

Capital adequacy
Tier 1 capital ratio (e)	7.5%	7.4	7.4	7.7	7.8	—	—
Tangible capital ratio (including FAS 115/133/158)	4.3	4.4	4.5	4.9	4.5	—	—
Tangible capital ratio (excluding FAS 115/133/158)	4.7	4.7	4.8	5.1	5.0	—	—
Leverage ratio (e)	6.2%	6.1	6.0	6.6	6.6	—	—

Other
Average diluted common shares (In millions)	1,919	1,925	1,922	1,600	1,613	—%	19
Actual common shares (In millions)	1,903	1,913	1,904	1,581	1,589	(1)	20
Dividends paid per common share	$0.56	0.56	0.56	0.56	0.51	—	10
Book value per common share	36.40	36.47	36.61	32.37	30.75	—	18
Common stock price	51.25	55.05	56.95	55.80	54.08	(7)	(5)
Market capitalization	$97,530	105,330	108,443	88,231	85,960	(7)	13
Common stock price to book value	141%	151	156	172	176	(7)	(20)
FTE employees	110,493	110,369	109,460	97,060	97,316	—	14
Total financial centers/brokerage offices	4,135	4,167	4,126	3,870	3,847	(1)	7
ATMs	5,099	5,146	5,212	5,163	5,134	(1)%	(1)

(a)	See tables on page 3, and on pages 39 through 43 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 3 for the most directly comparable GAAP financial measure and pages 39 through 43 for reconciliation to earnings prepared in accordance with GAAP.
(c)	4Q06 includes taxes on discontinued operations.
(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(e)	The second quarter of 2007 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio of 54.29% remained relatively stable

•

Net interest margin declined to 2.92% as the benefits of deposit growth were more than offset by growth in lower-spread assets, a shift in loans and deposits to lower spread categories, and lower contributions from maturing off-balance sheet positions

•	Effective tax rate of 33.51%

•	Tangible capital ratio of 4.7%

•

Average diluted shares down 6 million reflecting the net effect of employee stock option and restricted share activity, the repurchase of 13 million shares during the quarter at an average cost of $55.34 per share and the ongoing effect of 1Q07 repurchases

(See Appendix, pages 15 - 22 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Assets
Trading assets	$35,165	29,681	31,069	31,160	29,252	18%	20	$29,252	20%
Securities	108,433	108,071	108,543	122,152	124,102	—	(13)	125,623	(14)
Commercial loans, net
General Bank	98,395	95,674	93,010	90,849	88,738	3	11	88,873	11
Corporate and Investment Bank	43,392	40,924	41,059	39,797	37,730	6	15	37,730	15
Other	23,725	20,690	20,237	19,920	19,873	15	19	20,381	16

Total commercial loans, net	165,512	157,288	154,306	150,566	146,341	5	13	146,984	13
Consumer loans, net	255,745	257,973	258,255	130,544	128,924	(1)	98	249,815	2

Total loans, net	421,257	415,261	412,561	281,110	275,265	1	53	396,799	6

Loans held for sale	17,644	16,748	11,928	12,130	9,320	5	89	9,484	86
Other earning assets (a)	24,306	24,552	32,792	25,587	25,293	(1)	(4)	28,743	(15)

Total earning assets	606,805	594,313	596,893	472,139	463,232	2	31	589,901	3
Cash	11,533	12,260	12,418	11,973	12,055	(6)	(4)	12,478	(8)
Other assets	90,265	88,875	89,376	71,052	68,325	2	32	84,035	7

Total assets	$708,603	695,448	698,687	555,164	543,612	2%	30	$686,414	3%

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$316,223	308,294	299,402	227,674	226,140	3%	40	$287,819	10%
Foreign and other time deposits	32,925	33,605	32,953	35,133	36,300	(2)	(9)	36,316	(9)

Total interest-bearing deposits	349,148	341,899	332,355	262,807	262,440	2	33	324,135	8
Short-term borrowings	58,020	55,669	65,239	71,030	69,069	4	(16)	76,099	(24)
Long-term debt	143,504	141,979	139,364	80,726	71,725	1	—	127,387	13

Total interest-bearing liabilities	550,672	539,547	536,958	414,563	403,234	2	37	527,621	4
Noninterest-bearing deposits	62,273	60,976	63,025	63,553	65,498	2	(5)	65,597	(5)
Other liabilities	26,341	25,605	28,979	26,905	25,817	3	2	26,137	1

Total liabilities	639,286	626,128	628,962	505,021	494,549	2	29	619,355	3
Stockholders’ equity	69,317	69,320	69,725	50,143	49,063	—	41	67,059	3

Total liabilities and stockholders’ equity	$708,603	695,448	698,687	555,164	543,612	2%	30	$686,414	3%

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$257,812	253,008	250,569	238,875	243,249	2%	6	$257,234	—%
Other core deposits	120,684	116,262	111,858	52,352	48,389	4	—	96,182	25

Total core deposits	$378,496	369,270	362,427	291,227	291,638	2%	30	$353,416	7%

KEY POINTS

•	Trading assets increased 18% largely reflecting growth in securitization warehouses; average VAR of $24 million

•	Securities relatively stable; down 14% from Combined 2Q06

•	Commercial loans increased $8.2 billion, or 5%, on strength in foreign, middle-market and business banking, commercial real estate portfolios and asset based lending

•

Consumer loans decreased $2.2 billion as growth in auto and credit card was more than offset by lower real estate largely reflecting the $4.7 billion average effect of securitization/sales; increased $126.8 billion from 2Q06 driven by the addition of Golden West

—	Consumer loans up 2% from Combined 2Q06 as underlying growth of 6% was masked by the $10.2 billion average effect of securitization/sale activity

•	Loans held for sale increased $896 million as strong originations more than offset securitizations/sales of $20.9 billion

•	Core deposits increased $9.2 billion, or 2%, reflecting strength in retail CDs, money market, DDA and foreign; up 30% from 2Q06 driven by the impact of acquisitions

—	Up $25.1 billion, or 7%, from Combined 2Q06 driven by strength in retail CDs, money market and interest checking

(See Appendix, pages 18 - 20 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Service charges	$667	614	646	638	622	9%	7	$623	7%
Other banking fees	504	416	452	427	449	21	12	470	7
Commissions	649	659	633	562	588	(2)	10	594	9
Fiduciary and asset management fees	981	920	856	823	808	7	21	808	21
Advisory, underwriting and other investment banking fees	454	407	433	292	318	12	43	318	43
Trading account profits	223	168	29	123	164	33	36	164	36
Principal investing	298	48	142	91	189	—	58	189	58
Securities gains	23	53	47	94	25	(57)	(8)	25	(8)
Other income	435	456	742	415	420	(5)	4	427	2

Total fee and other income	$4,234	3,741	3,980	3,465	3,583	13%	18	$3,618	17%

KEY POINTS

•	Fee and other income increased 13% and 18% from 2Q06 driven by growth in both market-related and traditional banking fees

•	Service charges up 9%; rose 7% from 2Q06

—	Consumer service charges up 13%

—	Commercial service charges up 2% driven by higher treasury services sales

•	Other banking fees up 21% driven by an increase in mortgage banking and interchange fees; up 12% from 2Q06

—	Up 7% from Combined 2Q06 driven by higher interchange fees partially offset by the effect of the HomEq divestiture

•	Commissions decreased $10 million from very strong 1Q07 results; increased 9% from Combined 2Q06

—	Equity syndicate volumes remain strong but declined 45% from record 1Q07

•	Fiduciary and asset management fees grew 7% driven by the full quarter effect of the European Capital Management Ltd. (ECM) acquisition and growth in retail brokerage managed account fees

•	Advisory, underwriting and other investment banking fees increased $47 million, or 12%, on strength in M&A, structured products and high grade

—	Up 43% from 2Q06 driven by high grade, structured products, equities, M&A and loan syndications

•	Trading account profits increased $55 million on strength in structured products, global rate products and equities

•	Principal investing net gains of $298 million rose $250 million on strong public and private direct investment gains; up $109 million from 2Q06

•	Other income decreased $21 million, or 5%, as lower consumer loan-related sale/securitization activity was somewhat offset by higher commercial mortgage-related sale/securitization activity

(See Appendix, page 21 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Salaries and employee benefits	$3,122	2,972	3,023	2,531	2,652	5%	18	$2,847	10%
Occupancy	331	312	323	284	291	6	14	312	6
Equipment	309	307	314	291	299	1	3	323	(4)
Advertising	70	61	47	54	56	15	25	63	11
Communications and supplies	180	173	166	158	162	4	11	175	3
Professional and consulting fees	209	177	239	200	184	18	14	191	9
Sundry expense	500	458	629	397	495	9	1	514	(3)

Other noninterest expense	4,721	4,460	4,741	3,915	4,139	6	14	4,425	7
Merger-related and restructuring expenses	32	10	49	38	24	—	33	24	33
Other intangible amortization	103	118	141	92	98	(13)	5	137	(25)

Total noninterest expense	$4,856	4,588	4,931	4,045	4,261	6%	14	$4,586	6%

KEY POINTS

•	Other noninterest expense increased 6% driven by higher salaries and employee benefits expense and rose 14% vs. 2Q06 driven by acquisitions

—	2Q07 results include $16 million relating to efficiency initiative spending and $34 million associated with growth initiatives including de novo and branch consolidations and Western expansion

•

Salaries and employee benefits expense rose 5% driven by $184 million higher revenue-based incentives, somewhat offset by $93 million lower employee stock compensation expense; salaries up $52 million driven by annual merit increases and hiring largely associated with our strategic growth initiatives; increased 18% from 2Q06

—	Up 10% from Combined 2Q06 driven by higher revenue-based incentives and increased salaries expense largely relating to growth initiatives

•	Occupancy expense rose $19 million on higher rental and property management expenses and branch closing costs

•	Professional and consulting fees increased 18% from a seasonally low 1Q07; relatively in line with trailing four quarter average

•	Sundry expense rose 9% largely reflecting higher travel and entertainment expense and loan costs

(See Appendix, page 22 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Income statement data
Net interest income (Tax-equivalent)	$3,686	3,706	3,763	2,817	2,777	(1)%	33	$3,715	(1)%
Fee and other income	975	876	964	892	842	11	16	863	13
Intersegment revenue	56	48	58	48	48	17	17	48	17

Total revenue (Tax-equivalent)	4,717	4,630	4,785	3,757	3,667	2	29	4,626	2
Provision for credit losses	164	162	146	122	95	1	73	95	73
Noninterest expense	2,093	2,028	1,994	1,677	1,737	3	20	1,996	5
Income taxes (Tax-equivalent)	897	891	966	714	670	1	34	925	(3)

Segment earnings	$1,563	1,549	1,679	1,244	1,165	1%	34	$1,610	(3)%

Performance and other data
Economic profit	$1,164	1,168	1,295	980	893	—%	30
Risk adjusted return on capital (RAROC)	47.04%	48.44	52.23	57.34	54.56	—	—
Economic capital, average	$12,959	12,650	12,461	8,391	8,219	2	58
Cash overhead efficiency ratio (Tax-equivalent)	44.36%	43.80	41.68	44.61	47.39	—	—	43.13%	—%
Lending commitments	$149,712	144,737	139,356	127,812	120,622	3	24
Average loans, net	331,042	326,878	324,239	196,450	191,815	1	73	$313,645	6%
Average core deposits	$298,827	292,046	288,248	216,365	214,517	2	39	$276,221	8%
FTE employees	58,239	57,286	56,619	45,371	45,100	2%	29

General Bank Key Metrics

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer overall satisfaction score (a)	6.65	6.63	6.64	6.62	6.61	—%	1
New/Lost ratio	1.29	1.26	1.29	1.30	1.31	2	(2)
Online active customers (In thousands) (b)	4,322	4,102	3,997	3,833	3,634	5	19
Financial centers	3,361	3,399	3,375	3,133	3,109	(1)%	8

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”
(b)	Retail and small business.

SEGMENT EARNINGS OF $1.6 BILLION, UP 1% AND UP 34% FROM 2Q06

•	Revenue of $4.7 billion rose 2%; up 29% from 2Q06 driven by Golden West and strong deposit and loan growth

—	Net interest income down $20 million, or 1%, as the benefits of deposit and loan growth were more than offset by narrower spreads

—	Fees up 11% on strength in service charges, interchange fees and mortgage banking income

•

Expenses up $65 million, or 3%, driven by higher salaries and benefits expense reflecting increased hiring, revenue-based incentives and annual merit increases somewhat offset by lower employee stock compensation expense

—	Reflects $20 million due to de novo and branch consolidation costs, and $14 million relating to Western expansion

•	Average loans up 1% and up 73% from 2Q06 reflecting merger activity; loans up 6% from Combined 2Q06

—	Commercial loans up 3% driven by growth in middle-market and business banking and commercial real estate

—	Consumer loans up 1% as strength in auto and credit card was partially offset by lower real estate including the 1Q07 quarter-end sale of $2.0 billion of loans

•	Average core deposits up 2% on strength in CDs and money market, and up 39% from 2Q06 reflecting merger activity

—	Core deposits up 8% from Combined 2Q06 driven by growth in CDs, money market, and interest checking partially offset by declines in savings and DDA

—	Retail net new checking account sales up 16% to 312,000 including 37,000 in World Savings network compared with 35,000 in 1Q07

•	Opened 20 de novo branches during the quarter; including 7 branches in California; consolidated 58 branches

•	Growth in FTEs largely reflects increases relating to Western expansion and sales and service

(See Appendix, pages 24 - 26 for further discussion of business unit results)

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Wachovia 2Q07 Quarterly Earnings Report

Wealth Management

Wealth Management

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$149	146	149	148	149	2%	—
Fee and other income	201	195	199	197	194	3	4
Intersegment revenue	2	1	3	1	1	—	—

Total revenue (Tax-equivalent)	352	342	351	346	344	3	2
Provision for credit losses	1	—	—	—	2	—	(50)
Noninterest expense	238	240	236	234	249	(1)	(4)
Income taxes (Tax-equivalent)	41	37	42	41	34	11	21

Segment earnings	$72	65	73	71	59	11%	22

Performance and other data
Economic profit	$51	46	53	51	42	11%	21
Risk adjusted return on capital (RAROC)	46.08%	44.16	47.95	47.03	40.86	—	—
Economic capital, average	$587	564	571	565	561	4	5
Cash overhead efficiency ratio (Tax-equivalent)	67.90%	70.01	67.29	67.80	72.23	—	—
Lending commitments	$6,892	6,686	6,504	6,481	6,285	3	10
Average loans, net	17,666	17,079	16,681	16,365	15,922	3	11
Average core deposits	$14,097	14,248	14,387	13,847	14,270	(1)	(1)
FTE employees	4,305	4,384	4,466	4,522	4,719	(2)%	(9)

Wealth Management Key Metrics

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$143,897	135,562	143,879	138,915	135,817	6%	6
Assets under management (a)	$79,329	76,214	75,297	72,397	71,184	4	11
Wealth Management advisors	902	945	951	970	996	(5)%	(9)

(a)	Includes $45 billion in assets managed by and reported in Capital Management.

SEGMENT EARNINGS OF $72 MILLION, UP 11% AND UP 22% FROM 2Q06

•	Revenue of $352 million increased 3%; up 2% from 2Q06

—	Net interest income rose 2% on loan growth

—	Fee and other income increased 3% driven by gains from the sale of non-strategic insurance accounts and higher assets under management due to sales and market appreciation

•	Expenses declined 1% as lower employee stock compensation expense more than offset higher incentives and sundry expense; down 4% from 2Q06 reflecting efficiency initiatives

•	Assets under management increased 4% and 11% from 2Q06

—	91% acceptance rate of new investment platform during the quarter

(See Appendix, page 27 for further discussion of business unit results)

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Wachovia 2Q07 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$511	455	514	451	470	12%	9
Fee and other income	1,500	1,089	1,356	993	1,218	38	23
Intersegment revenue	(48)	(42)	(56)	(43)	(42)	14	14

Total revenue (Tax-equivalent)	1,963	1,502	1,814	1,401	1,646	31	19
Provision for credit losses	(4)	—	5	(5)	(33)	—	(88)
Noninterest expense	1,024	903	999	798	887	13	15
Income taxes (Tax-equivalent)	344	219	296	222	289	57	19

Segment earnings	$599	380	514	386	503	58%	19

Performance and other data
Economic profit	$361	160	291	168	277	—%	30
Risk adjusted return on capital (RAROC)	30.29%	20.14	27.21	20.96	28.04	—	—
Economic capital, average	$7,508	7,101	7,122	6,710	6,501	6	15
Cash overhead efficiency ratio (Tax-equivalent)	52.16%	60.13	55.09	56.94	53.85	—	—
Lending commitments	$0	106,578	107,155	102,698	106,105	(100)	(100)
Average loans, net	43,426	40,954	41,085	39,823	37,756	6	15
Average core deposits	$31,527	29,080	27,148	26,378	26,492	8	19
FTE employees	6,170	5,956	6,031	6,040	6,219	4%	(1)

Corporate and Investment Bank Sub-segment Revenue

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment Banking	$1,401	969	1,269	867	1,095	45%	28
Corporate Lending	301	282	281	270	285	7	6
Treasury and International Trade Finance	261	251	264	264	266	4	(2)

Total revenue (Tax-equivalent)	$1,963	1,502	1,814	1,401	1,646	31%	19

Memoranda
Total net trading revenue (Tax-equivalent)	$301	218	182	225	281	38%	7

RECORD SEGMENT EARNINGS OF $599 MILLION, UP 58% AND 19% FROM 2Q06

•	Record revenue of $2.0 billion increased 31% and 19% from 2Q06

—	Net interest income up 12% on growth in mortgage servicing deposits, higher dividend income and structured product warehouse growth

—	Fee and other income increased 38% due to strong principal investing results, improved trading results and higher origination activity in M&A, high grade, global rate products and loan syndications

•

Solid results in structured products from relatively weak 1Q07, including significantly higher volumes and improved profitability in some asset classes, as well as higher hedging gains on the warehouses

—	Commercial mortgage-related results up despite increasing pressures on profitability largely caused by changes in transaction structures

•	Expenses increased 13% driven by higher revenue-based incentives somewhat offset by lower employee stock compensation expense; up 15% from 2Q06

•	Average loans rose 6% on strength in international trade finance, real estate capital markets and asset-based lending; up 15% from 2Q06

•	Average core deposits grew 8% driven by higher mortgage servicing and money market; up 19% from 2Q06

•	Very strong origination pipelines although somewhat higher risk of transaction fallout or deal postponement exists

(See Appendix, pages 28 -31 for further discussion of business unit results)

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Wachovia 2Q07 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$263	262	258	253	267	—%	(1)
Fee and other income	1,502	1,444	1,340	1,217	1,211	4	24
Intersegment revenue	(11)	(8)	(8)	(8)	(9)	(38)	(22)

Total revenue (Tax-equivalent)	1,754	1,698	1,590	1,462	1,469	3	19
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,296	1,236	1,200	1,097	1,118	5	16
Income taxes (Tax-equivalent)	167	169	143	133	128	(1)	30

Segment earnings	$291	293	247	232	223	(1)%	30

Performance and other data
Economic profit	$247	250	205	193	183	(1)%	35
Risk adjusted return on capital (RAROC)	72.30%	74.59	65.03	65.30	62.38	—	—
Economic capital, average	$1,615	1,593	1,506	1,412	1,430	1	13
Cash overhead efficiency ratio (Tax-equivalent)	73.86%	72.80	75.53	74.98	76.15	—	—
Lending commitments	$1,072	892	803	831	809	20	33
Average loans, net	1,663	1,554	1,419	1,235	1,039	7	60
Average core deposits	$31,221	31,683	30,100	30,114	31,827	(1)	(2)
FTE employees	17,916	17,713	17,523	17,297	17,250	1%	4

Capital Management Key Metrics

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in billions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Equity assets	$85.3	107.1	103.6	96.4	93.5	(20)%	(9)
Fixed income assets	135.1	143.2	114.0	106.7	101.4	(6)	33
Money market assets	61.1	64.3	61.2	49.7	45.2	(5)	35

Total assets under management (a)	281.5	314.6	278.8	252.8	240.1	(11)	17

Gross fluctuating mutual fund sales	$2.7	3.7	3.0	2.0	2.9	(27)	(7)

Full-service financial advisors series 7	8,303	8,166	8,091	7,972	7,973	2	4
Financial center advisors series 6	2,531	2,521	2,497	2,477	2,541	—	—
Broker client assets	$795.8	773.0	760.0	729.9	704.3	3	13
Customer receivables including margin loans	$4.8	4.7	4.8	4.9	5.3	2	(9)
Traditional brokerage offices	774	768	751	737	738	1	5
Banking centers with brokerage services	1,834	1,850	1,824	1,825	1,867	(1)%	(2)

(a)	Includes $45 billion in assets managed for Wealth Management, which are also reported in that segment. Beginning in 4Q06, assets under management include assets retained from the divested Corporate and Institutional Trust business, which were reported in the Parent in previous quarters.

SEGMENT EARNINGS OF $291 MILLION, DOWN 1% FROM RECORD 1Q07 AND UP 30% FROM 2Q06

•	Revenue of $1.8 billion grew 3%; up 19% from 2Q06

—	Fee and other income rose 4% driven by the full quarter effect of the ECM acquisition, including strong performance fees and growth in retail brokerage managed account fees

•

Expenses increased 5% largely reflecting higher incentives, including commissions, sundry expense, and the full quarter effect of ECM somewhat offset by lower employee stock compensation expense, closed-end fund distribution costs and merger efficiencies

•	Assets under management declined 11% reflecting a $34.5 billion change in investment discretion responsibility on previously co-managed, nonproprietary assets now solely managed by Wealth Management

•	Series 7 advisors of 8,303 reflects strong recruiting and retention efforts

•	Proposed A. G. Edwards acquisition integration planning efforts on track

(See Appendix, pages 32 - 33 for further discussion of business unit results)

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Wachovia 2Q07 Quarterly Earnings Report

Asset Quality

Asset Quality

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Nonperforming assets
Nonaccrual loans	$1,857	1,584	1,234	578	619	17%	—
Foreclosed properties	207	155	132	181	99	34	—

Total nonperforming assets	$2,064	1,739	1,366	759	718	19%	—

as % of loans, net and foreclosed properties	0.48%	0.41	0.32	0.26	0.25	17	90

Nonperforming assets in loans held for sale	$42	26	16	23	23	62%	83

Total nonperforming assets in loans and in loans held for sale	$2,106	1,765	1,382	782	741	19%	—

as % of loans, net, foreclosed properties and loans held for sale	0.47%	0.40	0.32	0.26	0.25	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$3,378	3,360	3,004	3,021	3,036	1%	11
Balance of acquired entities at purchase date	—	—	303	—	—	—	—
Net charge-offs	(150)	(155)	(140)	(116)	(51)	(3)	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(10)	(3)	(18)	(15)	(18)	—	(44)
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	4	1	7	(4)	5	—	(20)
Provision for credit losses	168	175	204	118	49	(4)	—

Allowance for loan losses, end of period	3,390	3,378	3,360	3,004	3,021	—	12

Reserve for unfunded lending commitments, beginning of period	155	154	159	165	160	1	(3)
Provision for credit losses	7	1	(5)	(6)	5	—	40

Reserve for unfunded lending commitments, end of period	162	155	154	159	165	5	(2)

Allowance for credit losses	$3,552	3,533	3,514	3,163	3,186	1%	11

Allowance for loan losses
as % of loans, net	0.79%	0.80	0.80	1.03	1.07	—	—
as % of nonaccrual and restructured loans (c)	182	213	272	520	488	—	—
as % of nonperforming assets (c)	164	194	246	396	421	—	—
Allowance for credit losses
as % of loans, net	0.83%	0.84	0.84	1.09	1.13	—	—

Net charge-offs	$150	155	140	116	51	(3)%	—
Commercial, as % of average commercial loans	0.07%	0.07	0.04	0.03	(0.06)	—	—
Consumer, as % of average consumer loans	0.19%	0.20	0.19	0.32	0.23	—	—
Total, as % of average loans, net	0.14%	0.15	0.14	0.16	0.08	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.31%	0.28	0.23	0.28	0.28	—	—
Consumer, as a % of loans, net	0.74%	0.66	0.59	0.61	0.64	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

•	Total NPAs of $2.1 billion rose $341 million driven by growth in consumer real estate and commercial real estate loans; up 7 bps to 47 bps of loans

—	$291 million of the increase driven by consumer real estate portfolio

•	Average LTV of consumer real estate nonaccrual loans of 76%

•	Provision expense of $179 million remained relatively stable and largely reflects loan growth

—	Net charge-offs of $150 million, or 14 bps of average loans, decreased $5 million driven by higher recoveries

•	Allowance for credit losses of $3.6 billion, or 0.83% of net loans, increased $19 million

—	Allowance for commercial credit losses to loans down 5 bps to 1.17% of loans; allowance for consumer credit losses up 1 bp to 0.54% of loans

—	Allowance as a percentage of nonaccruals and restructured loans declined to 182% from 213% largely reflecting growth in consumer real estate nonaccrual loans which have demonstrated a historically low loss content

(See Appendix, pages 35 - 36 for further detail)

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Wachovia 2Q07 Quarterly Earnings Report

Wachovia 2007 Full-Year Outlook

DOES NOT REFLECT THE EFFECT OF THE PROPOSED A.G. EDWARDS MERGER

FOR REFERENCE PURPOSES ONLY

ECONOMIC ASSUMPTIONS FOR FULL-YEAR 2007

ESTIMATE
REAL GDP GROWTH	2.20%
FED FUNDS (AT DEC 2007)	5.25%
10 YEAR TREASURY BOND (AT DEC 2007)	5.10%

Denotes update

(VERSUS FULL-YEAR ADJUSTED COMBINED 2006 UNLESS OTHERWISE NOTED)

	ADJUSTED COMBINED 2006#	2007 OUTLOOK

NET INTEREST INCOME (TE)	$18.1 BILLION	RELATIVELY FLAT (NET CREDIT INCOME EXPECTATIONS REMAIN RELATIVELY UNCHANGED)

FEE INCOME	$14.5 BILLION	EXPECT LOW-DOUBLE-DIGIT % GROWTH

NONINTEREST EXPENSE*	$18.1 BILLION	EXPECT MID-SINGLE-DIGIT % GROWTH; MARGINALLY LOWER THAN REVENUE – TARGETING YEAR-END 2007 OVERHEAD EFFICIENCY RATIO OF 51.5% – 53.5%**

MINORITY INTEREST EXPENSE*	$414 MILLION	EXPECT HIGH-SINGLE-DIGIT % GROWTH

LOANS	$398.4 BILLION	EXPECT HIGH-SINGLE-DIGIT % GROWTH

CONSUMER	$249.6 BILLION	MID-SINGLE-DIGIT % GROWTH

COMMERCIAL	$148.8 BILLION	LOW-DOUBLE-DIGIT % GROWTH

NET CHARGE-OFFS	8 BPS	EXPECT MID-TEENS BPS RANGE OF AVERAGE NET LOANS

PROVISION MAY BE MODESTLY HIGHER

EFFECTIVE TAX RATE (TE)		APPROXIMATELY 33%

LEVERAGE RATIO		TARGET > 6.0%

TANGIBLE CAPITAL RATIO (EXCLUDES FAS 115/133 AND PENSION)		TARGET > 4.7%

DIVIDEND PAYOUT RATIO		40%–50% of earnings**

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 23.4 MILLION SHARES REMAINING

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

#	WACHOVIA’S 2006 REPORTED RESULTS AS FOOTNOTED BELOW PLUS GOLDEN WEST’S 3Q06 YTD RESULTS PLUS THE EFFECT OF PURCHASE ACCOUNTING AND INTANGIBLE ACCRETION/AMORTIZATION AND EXCLUDING 4Q06 ADJUSTMENTS REFERENCED ON PAGE 16 AND GOLDEN WEST’S 3Q06 CHARITABLE CONTRIBUTION.
*	Before net merger-related and restructuring expenses.
**	Before net merger-related and restructuring expenses, and other intangible amortization.

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APPENDIX

Wachovia 2Q07 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

We continuously update segment information for changes that occur in the management of our businesses. In 1Q07, we moved our cross-border leveraged leases, consisting of our portfolios of Lease-In, Lease-Out and Sale-In, Lease-Out transactions, from the Corporate and Investment Bank to the Parent to reflect the way in which these portfolios are now managed. In 2Q07, we discontinued certain intercompany fee arrangements between Capital Management and the Parent and realigned the reporting of mortgage servicing rights hedging results from the General Bank to the Parent such that all volatility associated with net mortgage servicing rights valuations net of related economic hedges is now reported in the Parent. We have updated information for prior quarters to reflect these changes. The impact to segment earnings for full year 2006 as a result of these and other changes was a $113 million increase in the Parent, an $86 million decrease in the Corporate and Investment Bank, a $20 million decrease in Capital Management and a $7 million decrease in Wealth Management. The changes had no impact on the General Bank.

In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (FTP) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument is expected to reprice or mature, allocates interest income and/or interest expense to each segment to insulate its resulting net interest income from interest rate risk.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our FTP system credits this benefit to deposit-providing business units on a lagged basis. The effect of the FTP system is increasing charges to business units for funding to support predominantly floating-rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent.

Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payments,” which we adopted on January 1, 2006, requires that compensation costs relating to share-based payment transactions be recognized in earnings, as has been our accounting policy since January 1, 2002. SFAS 123R, however, also requires a different treatment of awards to retirement-eligible employees in situations where the award automatically vests upon retirement, which is the case for substantially all of our awards. Beginning in 2006, these awards to retirement-eligible employees must be expensed in full at the date of grant, or from the date of grant to the date that an employee will be retirement-eligible, if that is before the end of the stated vesting period. In 1Q07, we made annual grants of stock awards to employees. Total stock compensation expense was $212 million in 1Q07, including $93 million related to awards to retirement-eligible employees, and $120 million in 2Q07. The majority of the linked quarter variance in stock compensation expense in the business units is attributable to the incremental expense in 1Q07 for retirement-eligible employees.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 requires that both an income statement approach and a balance sheet approach be used when evaluating whether an error is material to an entity’s financial statements, based on all relevant quantitative and qualitative factors. The SEC staff issued SAB 108 to address what they identified as diversity in practice whereby entities were using either an income statement approach or a balance sheet approach, but not both. We have consistently used the income statement approach in prior periods. SAB 108 became effective December 31, 2006, and any material adjustments arising from the adoption of SAB 108 were recorded as a cumulative effect adjustment to retained earnings.

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Wachovia 2Q07 Quarterly Earnings Report

In 4Q06, we completed our analysis under SAB 108 using both the income statement and balance sheet approaches, and concluded that we had no prior year misstatements that were material to our financial statements. However, in the process of performing the above review, we elected to record certain prior year adjustments to a number of income statement line items that were not significant on an individual or aggregate basis. We recorded adjustments in 4Q06 to correct these items, which are shown in the table below.

4Q06 Adjustments

(In millions)	4Q06 Impact
Interest and fees on loans	$56
Interest on deposits	(32)

Net interest income	24

Service charges	22
Other income	93

Total fee and other income	115

Salaries and employee benefits	(99)
Sundry expense	(99)

Total noninterest expense	(198)

Income before income taxes	(59)
Income taxes on above items	(23)
Income taxes	(49)

Total income taxes	(72)

Net income	$13

We recorded adjustments to net interest income and service charges to reflect certain items that in the past had been recorded either when billed to the customer or on a lagged basis, but going forward will be recorded as earned. We recorded additional salaries and employee benefits expense to reflect the carryover of prior years’ unused paid time off and additional sundry expense relating to the prior year’s invoices received and processed after year-end, but for which the services had been rendered prior to year-end. We also recorded additional other noninterest income for amounts recorded in other comprehensive income relating to a hedging relationship that had been discontinued in a prior year. In the tax provision, we recorded the tax effect of the above-referenced items and certain other adjustments to current taxes payable. The net after-tax impact of all of these adjustments was a $13 million increase to net income in 4Q06.

On January 1, 2007, we adopted FASB Staff Position FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2), FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes—an amendment of FASB Statement No. 109,” SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” and Emerging Issues Task Force (EITF) Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, ‘Accounting for Purchases of Life Insurance.’” For all of these new standards, the cumulative effect of adoption is recorded as an adjustment, net of applicable taxes, to January 1, 2007, beginning retained earnings.

FSP 13-2 amends SFAS 13, “Accounting for Leases,” such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. FIN 48 clarifies the criteria for recognition of income tax benefits in accordance with SFAS No. 109.

        We have two primary classes of leveraged lease transactions that are affected by FSP 13-2: Lease-In, Lease-Out transactions (LILOs) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out transactions (SILOs). SILOs principally include service contract and qualified technological equipment leases. We settled with the IRS in June 2004 on all matters relating to our portfolio of LILOs. On SILOs, we have concluded that it is possible that, upon ultimate resolution of a potential dispute with the IRS, we may not realize all of the income tax benefits originally recorded. On January 1, 2007, we recorded a $1.4 billion after-tax charge to beginning retained earnings entirely related to our portfolio of LILOs and SILOs. The amount of this reduction to beginning retained earnings will be recognized in earnings over the remaining terms of the affected leases, generally 35 years to 40 years. The impact on 2007 results of this charge is a reduction to net income of $98 million after-tax. We remain well capitalized for regulatory capital purposes following the reduction to retained earnings relating to the affected leases. The impact of the adoption of FIN 48 for other matters amounted to a $4 million reduction in beginning retained earnings.

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Wachovia 2Q07 Quarterly Earnings Report

SFAS 155 permits companies to record certain hybrid financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Hybrid financial instruments are those containing an embedded derivative. SFAS 155 also provides a one-time opportunity to elect to record certain hybrid financial instruments existing on January 1, 2007, at fair value. We did not elect to carry any such financial instruments at fair value, and accordingly, had no cumulative effect adjustment from the adoption.

EITF Issue No. 06-5 addresses the accounting for certain corporate and bank-owned life insurance policies. The impact of adoption of this standard amounted to a $4 million reduction in beginning retained earnings.

Please see pages 40-41 of Exhibit (13) to Wachovia’s 2006 Annual Report on Form 10-K for a more detailed discussion of these matters.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 157, “Fair Value Measurement,” which establishes a framework for measuring fair value under U.S. GAAP, expands disclosures about fair value measurement and provides new income recognition criteria for certain derivative contracts. SFAS 157 does not establish any new fair value measurements itself, but applies under other accounting standards that require the use of fair value for recognition or disclosure. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Both SFAS 157 and SFAS 159 are effective January 1, 2008, with early adoption permitted on January 1, 2007. We will adopt these standards on January 1, 2008, and are currently assessing the impact of adoption on our consolidated financial position and results of operations. The effect of adopting SFAS 157 will be recorded either directly to results of operations in 1Q08 or as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008, depending on the nature of the financial instrument to which fair value is being applied. The transition adjustment for SFAS 159 will be recorded as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008.

In May 2007, the AICPA issued Statement of Position (SOP) 07-1, “Clarification of the Scope of the Audit and Accounting Guide ‘Investment Companies’ and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” This new standard provides guidance for determining whether an entity is an “investment company,” as defined, and whether the applicable specialized industry accounting principles for investment companies should be retained in the parent company in consolidation or in the consolidated financial statements of an equity method investor. SOP 07-1 is effective beginning on January 1, 2008. We do not expect that adoption of the SOP will have a material impact on our financial position or results of operations.

On October 1, 2006, we completed the acquisition of Golden West Financial Corporation, a California-based financial services company, and its results are included in our financial results beginning in 4Q06.

On January 31, 2007, Wachovia acquired a majority ownership interest in European Credit Management, Ltd. (ECM), a London-based fixed income asset management firm.

On May 31, 2007, we announced our agreement to acquire A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. Upon completion of the proposed acquisition, A.G. Edwards will be combined with Wachovia Securities and the combined firm will have a national footprint of 3,350 brokerage locations, including 1,500 dedicated retail offices in all 50 states and the District of Columbia, $1.1 trillion in client assets and nearly 15,000 financial advisors. The brokerage organization will be headquartered in St. Louis. Under the terms of the agreement, A.G. Edwards shareholders will receive 0.9844 shares of Wachovia common stock and $35.80 in cash for each share of A.G. Edwards common stock. The transaction, which is subject to applicable regulatory approvals and approval of A.G. Edwards shareholders, is expected to close in 4Q07.

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Wachovia 2Q07 Quarterly Earnings Report

NET INTEREST INCOME

(See Table on Page 6)

Net Interest Income Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Average earning assets	$606,805	594,313	596,893	472,139	463,232	2%	31	$589,901	3%
Average interest-bearing liabilities	550,672	539,547	536,958	414,563	403,234	2	37	527,621	4

Interest income (Tax-equivalent)	10,400	10,185	10,405	7,821	7,438	2	40	9,682	7
Interest expense	5,940	5,688	5,793	4,243	3,763	4	58	5,099	16

Net interest income (Tax-equivalent)	$4,460	4,497	4,612	3,578	3,675	(1)%	21	$4,583	(3)%

Average rate earned	6.85%	6.89	6.95	6.60	6.43	—	—
Equivalent rate paid	3.93	3.88	3.86	3.57	3.25	—	—

Net interest margin	2.92%	3.01	3.09	3.03	3.18	—	—	3.11	—%

Net interest income of $4.5 billion decreased 1%, or $37 million, as the benefit of growth in loans and structured product warehouses as well as deposits was more than offset by the continued mix shift to lower spread loan and deposit categories as well as the effect of maturing off-balance sheet positions. Net interest income grew 21% from 2Q06 largely driven by the addition of Golden West. Net interest income declined 3% from Combined 2Q06 as earning asset growth was offset by the shift in mix toward lower spread categories and the effect of the inverted yield curve.

Net interest margin of 2.92% decreased 9 bps driven by growth in lower spread consumer and commercial loans and structured product warehouses, a shift in deposit mix to lower spread categories and the effect of maturing off-balance sheet positions, somewhat offset by growth in DDAs. The margin decreased 26 bps from 2Q06 on growth in lower spread consumer loans driven by the acquisition of Golden West as well as lower spread commercial loans and securities and a shift in deposits toward lower spread categories. Net interest margin decreased 19 bps from Combined 2Q06.

Average trading assets increased 18%, or $5.5 billion, largely reflecting growth in structured product warehouses. Average VAR increased to $24 million from $23 million in 1Q07. Average securities were relatively flat but decreased $15.7 billion, or 13%, from 2Q06 driven by the sale of $13.2 billion of securities relating to the Golden West merger. The average duration of the securities portfolio increased to 4.0 years from 3.4 years in 1Q07. Average securities declined $17.2 billion from Combined 2Q06.

Average loans rose 1% as growth in foreign, commercial and auto was somewhat offset by declines in consumer real estate driven by sale and securitization activity. Loans increased 53% from 2Q06 largely reflecting the acquisition of Golden West. Average loans rose 6% from Combined 2Q06 due to growth in commercial as well as consumer. Average commercial loans grew $8.2 billion, or 5%, on strength in middle-market and business banking and commercial real estate somewhat offset by the $212 million average effect of 1Q07 and 2Q07 loan sales. Commercial loans grew 13% from 2Q06 on strength in foreign, middle-market and business banking, and commercial real estate somewhat offset by a $1.4 billion decline in lease financing from the adoption of FAS 13-2 as well as the $1.1 billion average effect of loan sale and securitization activity. Average consumer loans decreased $2.2 billion, or 1%, as increases in auto and credit card were more than offset by declines in real estate driven by the $4.8 billion average effect of loan sale and securitization activity, including $3.3 billion in residential mortgages and $1.5 billion of PELs. Consumer loans grew $126.8 billion from 2Q06 largely driven by the Golden West acquisition. Average consumer loans grew $5.9 billion, or 2%, from Combined 2Q06 driven by growth in real estate, auto and credit card partially offset by the $10.9 billion average effect of loan sale and securitization activity including $5.2 billion of residential mortgages, $4.0 billion of student loans and $1.5 billion of PELs.

PORTFOLIO MANAGEMENT ACTIVITY

        In 2Q07, we sold or securitized $2.8 billion in consumer loans out of the portfolio and transferred $2.0 billion in student loans to loans held for sale compared with $4.9 billion of consumer loans sold/securitized in 1Q07. We sold $259 million of commercial loans in 2Q07, of which $218 million were performing, compared with $220 million sold in 1Q07, of which $219 million were performing.

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Wachovia 2Q07 Quarterly Earnings Report

Loans Held for Sale

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core business activity
Core business activity, beginning of period	$15,030	12,566	9,030	7,740	7,846
Balance of acquired entities at purchase date	—	—	193	—	—
Originations/purchases	22,671	17,873	18,436	16,803	13,778
Transfers to (from) loans held for sale, net	(71)	(180)	127	(154)	(238)
Lower of cost or market value adjustments	(91)	(3)	—	—	—
Performing loans sold or securitized	(20,946)	(14,745)	(14,936)	(15,137)	(13,357)
Other, principally payments	(897)	(481)	(284)	(222)	(289)

Core business activity, end of period	15,696	15,030	12,566	9,030	7,740

Portfolio management activity
Portfolio management activity, beginning of period	2	2	9	10	13
Transfers to loans held for sale
Performing loans	2,046	—	—	—	—
Lower of cost or market value adjustments	(10)	—	—	—	—
Nonperforming loans sold	—	—	(3)	—	—
Other, principally payments	(1)	—	(4)	(1)	(3)

Portfolio management activity, end of period	2,037	2	2	9	10

Total loans held for sale (a)	$17,733	15,032	12,568	9,039	7,750

(a)	Nonperforming assets included in loans held for sale at June 30 and March 31, 2007 and at December 31, September 30 and June 30, 2006, were $42 million, $26 million, $16 million, $23 million and $23 million, respectively.

Average loans held for sale increased $896 million, or 5%, driven by growth in the commercial mortgage securitization warehouse. In 2Q07, we sold/securitized $14.1 billion of commercial loans and $6.8 billion of consumer loans out of held for sale, including $6.1 billion in real estate and $656 million in auto. In 2Q07, we originated $19.2 billion of consumer mortgages and delivered $6.1 billion to agencies/privates.

Average other earning assets decreased 1% and 4% from 2Q06 largely driven by lower fed funds sold. Average other earning assets decreased $4.4 billion from Combined 2Q06. Total average earning assets rose 2% and 31% from 2Q06 driven by the addition of Golden West. Average earning assets increased 3% from Combined 2Q06.

Average core deposits increased 2% on growth in retail CDs, money market, DDA and foreign deposits. Average core deposits grew 30% from 2Q06 driven by the addition of Golden West. Average core deposits increased 7% from Combined 2Q06 driven by increases in retail CDs and money market with a shift out of savings and DDA.

Average short-term borrowings increased 4% but decreased 16% from 2Q06 on earning asset growth.

Average long-term debt increased $1.5 billion; increased $71.8 billion from 2Q06 driven by the addition of Golden West.

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Wachovia 2Q07 Quarterly Earnings Report

The following tables provide additional detail on our loan portfolio.

Average Consumer Loans - Total Corporation

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Mortgage	$46,198	47,736	46,653	42,507	40,111	(3)%	15	$40,178	15%
Pick-A-Pay mortgage	117,673	118,571	119,962	—	—	(1)	—	117,733	—
Home equity loans	31,885	31,763	32,129	31,753	31,548	—	1	31,596	1
Home equity lines	26,340	27,839	28,126	25,409	25,718	(5)	2	28,749	(8)
Student	8,850	8,524	8,886	9,605	10,842	4	(18)	10,842	(18)
Auto and other vehicle	21,016	19,866	19,203	18,425	17,867	6	18	17,867	18
Revolving	3,067	2,858	2,410	1,876	1,737	7	77	1,749	75
Other consumer loans	716	816	886	969	1,101	(12)	(35)	1,101	(35)

Total consumer loans	$255,745	257,973	258,255	130,544	128,924	(1)%	98	$249,815	2%

Period-End Managed Portfolio

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Commercial
On-balance sheet loan portfolio	$185,336	177,075	171,298	168,733	163,685	5%	13
Securitized loans - off-balance sheet	170	181	194	218	250	(6)	(32)
Loans held for sale	11,573	10,467	8,866	5,556	3,602	11	—

Total commercial	197,079	187,723	180,358	174,507	167,537	5	18

Consumer
On-balance sheet loan portfolio	252,067	252,826	256,254	130,744	128,067	—	97
Securitized loans - off-balance sheet	14,122	12,491	12,015	13,064	13,995	18	6
Securitized loans included in securities	6,259	5,807	5,510	4,538	4,698	8	33
Loans held for sale	6,160	4,565	3,702	3,483	4,148	35	49

Total consumer	278,608	275,689	277,481	151,829	150,908	1	85

Total managed portfolio	$475,687	463,412	457,839	326,336	318,445	3%	50

We originated $19.2 billion of mortgages in 2Q07 vs. $18.3 billion in 1Q07 and $10.5 billion in 2Q06. The third-party consumer mortgage servicing portfolio amounted to $32.2 billion at the end of 2Q07 and the total consumer mortgage servicing portfolio was $180.5 billion.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Commercial loans, net	$175,369	167,039	162,098	159,424	154,277	5%	14	$154,410	14%
Consumer loans, net	253,751	254,624	258,060	131,335	128,639	—	97	250,187	1

Loans, net	429,120	421,663	420,158	290,759	282,916	2	52	404,597	6

Goodwill and other intangible assets
Goodwill	38,766	38,838	38,379	23,535	23,550	—	65	38,404	1
Deposit base	727	796	883	577	631	(9)	15	1,040	(30)
Customer relationships	651	684	662	688	714	(5)	(9)	714	(9)
Tradename	90	90	90	90	90	—	—	90	—
Total assets	719,922	706,406	707,121	559,922	553,614	2	30	697,036	3
Core deposits	378,188	377,358	371,771	291,667	292,243	—	29	354,779	7
Total deposits	413,665	408,148	407,458	323,298	327,614	1	26	390,165	6
Long-term debt	142,047	142,334	138,594	86,419	74,627	—	90	130,635	9
Stockholders’ equity	$69,266	69,786	69,716	51,180	48,872	(1)%	42	$67,048	3%

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(2,768)	(809)	(970)	(1,081)	(3,315)
Risk management derivative financial instruments, net	(1,280)	(385)	(367)	(322)	(797)

Unrealized gains (losses), net (Before income taxes)	$(4,048)	(1,194)	(1,337)	(1,403)	(4,112)

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Wachovia 2Q07 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 7)

Fee and other income of $4.2 billion grew $493 million, or 13%, and rose $651 million, or 18%, from 2Q06. The increase from 1Q07 results was driven by strong principal investing gains, as well as other banking fees, fiduciary and asset management fees, trading profits, service charges and advisory and underwriting. Fee and other income growth from 2Q06 was driven by strength in fiduciary and asset management fees, advisory and underwriting fees, and principal investing. Fees represented 49% of total revenue in 2Q07 and 45% in 1Q07. Combined fee and other income increased 17% from 2Q06.

Service charges increased 9% on 13% growth in consumer service charges, reflecting higher volumes and improved pricing, and 2% growth in commercial service charges on stronger treasury services sales. Service charges increased 7% from 2Q06 driven by a 9% increase in consumer service charges and a 5% increase in commercial service charges on higher volumes.

Other banking fees of $504 million grew 21% driven by an increase in mortgage banking income on higher valuations of mortgage servicing rights, as well as stronger interchange income due to higher volumes. Other banking fees grew 7% from Combined 2Q06 as strength in interchange fees due to higher volumes, and growth in mortgage banking, were somewhat offset by the divestiture of our subprime mortgage servicing portfolio.

Commissions decreased $10 million, or 2%, reflecting a modest decline in retail brokerage commissions as continued strength in retail transaction activity was muted by the effect of strong equity syndicate volumes in 1Q07. Commissions increased 9% from Combined 2Q06 as strength in retail brokerage commissions was partially offset by lower insurance commissions.

Fiduciary and asset management fees grew 7% to $981 million driven largely by the full quarter effect of the ECM acquisition and growth in retail brokerage managed account fees. Results increased 21% from 2Q06 reflecting the impact of acquisitions, higher retail brokerage managed account fees, growth in assets under management and the effect of positive client acceptance of the new Wealth Management investment platform.

Advisory, underwriting and other investment banking fees of $454 million increased 12% on strength in M&A, structured products and high grade, partially offset by lower results in equities and high yield. Results improved 43% from 2Q06 driven by growth in high grade, structured products, equities, M&A and loan syndications.

Trading account profits of $223 million increased $55 million driven by higher results in structured products, global rate products and equities. Trading account profits increased $59 million from 2Q06 on improved performance in structured products and equities, partly offset by weaker global rate products and real estate capital markets.

Principal investing recorded net gains of $298 million, up $250 million from 1Q07 levels, reflecting strong public and private direct investment gains. Net gains rose $109 million from 2Q06.

Securities gains of $23 million decreased $30 million and remained relatively stable compared with 2Q06. Impairment losses were $32 million compared with $4 million in 1Q07 and $18 million in 2Q06.

Other Income

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Consumer loan-related sale/ securitization activity	$(11)	69	118	113	67	—%	—
Commercial mortgage-related sale/ securitization activity	142	99	232	(6)	53	43	—
Other income	304	288	392	308	300	6	1

Total other income	$435	456	742	415	420	(5)%	4

        Other income of $435 million decreased $21 million, or 5%, and increased $15 million, or 4%, from 2Q06. The decline from 1Q07 was a result of lower consumer loan-related sale/securitization activity, largely on mortgage servicing portfolio hedging losses, somewhat offset by improved commercial mortgage-related sales/securitization activity and branch sale gains. Growth from 2Q06 reflects higher results from commercial mortgage-related sale/securitization activity, offset somewhat by lower consumer loan-related sale/securitization activity largely due to hedging losses on mortgage servicing rights (related MSR gains reflected in other banking fees).

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Wachovia 2Q07 Quarterly Earnings Report

NONINTEREST EXPENSE

(See Table on Page 8)

Total noninterest expense increased 6%, or $268 million, reflecting higher salaries and employee benefits expense, professional and consulting fees and sundry expense. 2Q07 expense included $16 million of efficiency initiative costs and $34 million associated with growth initiatives including de novo expansion, branch consolidations and Western expansion. Total noninterest expense increased 6% from Combined 2Q06 on higher salaries and benefits.

Salaries and employee benefits expense increased 5% reflecting growth in revenue-based incentives and the effect of hiring and merit increases, which more than offset a $93 million decline in employee stock compensation expense. Salaries and employee benefits expense grew 18% from 2Q06 due to acquisitions and revenue growth. Salaries and employee benefits expense increased 10% from Combined 2Q06 largely on increased revenue-based incentives and increased salaries expense largely related to growth initiatives, as well as other acquisitions. Occupancy and equipment expense increased $21 million primarily on higher rental and property management expense and branch closing costs. Professional and consulting fees increased $32 million from a seasonally low 1Q07. Sundry expense increased $42 million, or 9%, largely reflecting higher travel and entertainment, loan servicing and other loan costs. Other intangible amortization of $103 million included $68 million in deposit base intangible amortization and $35 million in other intangible amortization.

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Wachovia 2Q07 Quarterly Earnings Report

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation

Performance Summary

	Three Months Ended June 30, 2007
(Dollars in millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$4,717	352	1,963	1,754	(92)	—	8,694
Noninterest expense	2,093	238	1,024	1,296	173	32	4,856
Minority interest	—	—	—	—	139	—	139
Segment earnings (loss) from continuing operations	$1,563	72	599	291	(164)	(20)	2,341
Performance and other data
Economic profit	$1,164	51	361	247	(154)	—	1,669
Risk adjusted return on capital (RAROC)	47.04%	46.08	30.29	72.30	(16.17)	—	37.85
Economic capital, average	$12,959	587	7,508	1,615	2,271	—	24,940
Cash overhead efficiency ratio (Tax-equivalent)	44.36%	67.90	52.16	73.86	(72.88)	—	54.29
FTE employees	58,239	4,305	6,170	17,916	23,863	—	110,493
Business mix/Economic capital
Based on total revenue	54.26%	4.05	22.58	20.17
Based on segment earnings	66.20	3.05	25.37	12.33
Average economic capital change (2Q07 vs 2Q06)	58%	5	15	13

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Wachovia 2Q07 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 9)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

(In millions)	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06	Combined
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter			2Q06	2Q07 vs 2Q06
Income statement data
Net interest income (Tax-equivalent)	$2,562	2,614	2,647	1,722	1,706	(2)%	50	$2,645	(3)%
Fee and other income	845	748	838	772	725	13	17	747	13
Intersegment revenue	16	12	11	12	13	33	23	14	14

Total revenue (Tax-equivalent)	3,423	3,374	3,496	2,506	2,444	1	40	3,406	—
Provision for credit losses	65	60	56	47	38	8	71	38	71
Noninterest expense	1,688	1,616	1,594	1,301	1,340	4	26	1,599	6
Income taxes (Tax-equivalent)	608	620	675	422	389	(2)	56	645	(6)

Segment earnings	$1,062	1,078	1,171	736	677	(1)%	57	$1,124	(6)%

Performance and other data
Economic profit	$847	866	960	647	587	(2)%	44
Risk adjusted return on capital (RAROC)	57.17%	58.84	63.44	88.31	82.16	—	—
Economic capital, average	$7,365	7,340	7,258	3,324	3,306	—	—
Cash overhead efficiency ratio (Tax-equivalent)	49.28%	47.90	45.59	51.90	54.83	—	—	46.95%	—%
Average loans, net	$219,480	218,475	218,514	92,942	90,893	—	—	$212,722	3%
Average core deposits	$251,151	243,894	239,414	169,077	167,569	3%	50	$229,273	10%

Net interest income decreased 2% as the benefits of deposit and loan growth were more than offset by a mix shift to lower spread categories. Underlying sales momentum remained strong with deposit sales up 18% and loan originations up 10%. Net interest income grew 50% vs. 2Q06 largely reflecting the addition of Golden West. Average core deposits increased 3% on growth in CDs and money market accounts. Average loans were relatively flat as growth in small business, student, real estate and credit card was offset by the 1Q07 quarter-end sale of $2.0 billion in real estate loans. Versus Combined 2Q06, net interest income declined 3% reflecting a continued shift from variable rate to fixed rate loans. Core deposit growth of 10% vs. Combined 2Q06 was driven by increases in CDs, money market and interest checking somewhat offset by lower savings and DDAs. Average loans increased 3% from Combined 2Q06 as increases in real estate and credit cards more than offset a decline in student loans driven by sale and securitization activity.

Fee and other income grew 13% driven by strength in service charges on higher volumes and improved pricing, interchange fees and branch sales gains. Fees improved 17% over 2Q06 driven by strength in service charges on higher volumes and improved pricing, interchange fees, the addition of Golden West and branch sale gains. Fee and other income increased 13% from Combined 2Q06.

Mortgage-related fee and other income of $108 million rose $16 million as a result of higher origination income on 12% higher volumes; up $17 million from Combined 2Q06 on higher MSR results and servicing income.

Provision expense increased $5 million and $27 million from 2Q06 reflecting higher real estate losses.

Noninterest expense rose 4% on higher salaries and benefits expense reflecting increased hiring as well as higher revenue-based incentives and merit-based compensation somewhat offset by $27 million lower employee stock compensation expense. Expenses increased 26% from 2Q06 largely reflecting the addition of Golden West. 2Q07 included $32 million in de novo and Western expansion and branch consolidation expenses compared with $29 million in 1Q07. Expenses rose 6% from Combined 2Q06 largely reflecting higher salaries and benefits expense, de novo and Western expansion and branch consolidation expenses, and credit card.

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Wachovia 2Q07 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Loan production
Mortgage (a)	$15,915	14,464	15,480	6,017	5,912	10%	—
Home equity	9,044	8,137	7,784	7,742	8,325	11	9
Student	649	1,155	886	1,377	860	(44)	(25)
Installment	201	177	171	187	195	14	3
Other retail and small business	1,707	1,617	1,342	1,325	1,487	6	15

Total loan production	$27,516	25,550	25,663	16,648	16,779	8%	64

(a)	Data prior to fourth quarter 2006 does not include Golden West mortgage production.

Loan production increased $2.0 billion driven by increases in real estate and small business somewhat offset by a seasonal decline in student loans. Loan production increased $10.7 billion from 2Q06 on the addition of Golden West and strength in small business somewhat offset by lower student loans.

WACHOVIA.COM

Wachovia.com

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Online product and service enrollments
Retail	11,997	11,517	11,574	10,962	10,320	4%	16
Wholesale	748	723	732	686	649	3	15

Total online product and service enrollments	12,745	12,240	12,306	11,648	10,969	4	16
Enrollments per quarter	767	796	691	725	669	(4)	15

Dollar value of transactions (In billions)	$57.5	47.3	38.6	34.3	33.4	22%	72

WACHOVIA CONTACT CENTER

Wachovia Contact Center Metrics

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer calls to
Person	11.9	11.0	11.5	11.4	11.8	8%	1
Voice response unit	47.9	48.1	45.9	46.4	47.9	—	—

Total calls	59.8	59.1	57.4	57.8	59.7	1	—

% of calls handled in 30 seconds or less (Target 70%)	65%	53	62	63	71	—%	—

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Wachovia 2Q07 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,124	1,092	1,116	1,095	1,071	3%	5
Fee and other income	130	128	126	120	117	2	11
Intersegment revenue	40	36	47	36	35	11	14

Total revenue (Tax-equivalent)	1,294	1,256	1,289	1,251	1,223	3	6
Provision for credit losses	99	102	90	75	57	(3)	74
Noninterest expense	405	412	400	376	397	(2)	2
Income taxes (Tax-equivalent)	289	271	291	292	281	7	3

Segment earnings	$501	471	508	508	488	6%	3

Performance and other data
Economic profit	$317	302	335	333	306	5%	4
Risk adjusted return on capital (RAROC)	33.70%	34.07	36.58	37.03	35.98	—	—
Economic capital, average	$5,594	5,310	5,203	5,067	4,913	5	14
Cash overhead efficiency ratio (Tax-equivalent)	31.36%	32.79	31.07	30.03	32.48	—	—
Average loans, net	$111,562	108,403	105,725	103,508	100,922	3	11
Average core deposits	$47,676	48,152	48,834	47,288	46,948	(1)%	2

Net interest income improved 3% as 3% loan growth was partially offset by a 1% decrease in deposits reflecting seasonality and the continued movement to off-balance sheet alternatives. Net interest income grew 5% vs. 2Q06 on strong balance sheet growth. Average loans increased 3%, or $3.2 billion, on growth in middle-market and business banking, auto and commercial real estate. Average loans grew 11% from 2Q06 driven by increased middle-market and business banking, commercial real estate and auto.

Fee and other income increased 2% as other banking fees and loan sale gains were somewhat offset by modestly lower service charges from seasonally strong 1Q07 levels. Fee and other income increased 11% from 2Q06 driven by strength in service charges on strong treasury services sales, insurance commissions and underwriting fees.

Provision expense decreased $3 million reflecting relatively stable credit quality. Provision expense increased $42 million from 2Q06 on higher auto losses vs. unusually low 2Q06 levels as well as higher commercial losses.

Noninterest expense decreased 2% as $19 million lower employee stock compensation expense was somewhat offset by higher salaries and benefits expense and modest increases in other categories and included $2 million associated with Western expansion. Noninterest expense increased 2% vs. 2Q06 on higher salaries and benefits expense.

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Wachovia 2Q07 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$149	146	149	148	149	2%	—
Fee and other income	201	195	199	197	194	3	4
Intersegment revenue	2	1	3	1	1	—	—

Total revenue (Tax-equivalent)	352	342	351	346	344	3	2
Provision for credit losses	1	—	—	—	2	—	(50)
Noninterest expense	238	240	236	234	249	(1)	(4)
Income taxes (Tax-equivalent)	41	37	42	41	34	11	21

Segment earnings	$72	65	73	71	59	11%	22

Performance and other data
Economic profit	$51	46	53	51	42	11%	21
Risk adjusted return on capital (RAROC)	46.08%	44.16	47.95	47.03	40.86	—	—
Economic capital, average	$587	564	571	565	561	4	5
Cash overhead efficiency ratio (Tax-equivalent)	67.90%	70.01	67.29	67.80	72.23	—	—
Lending commitments	$6,892	6,686	6,504	6,481	6,285	3	10
Average loans, net	17,666	17,079	16,681	16,365	15,922	3	11
Average core deposits	$14,097	14,248	14,387	13,847	14,270	(1)	(1)
FTE employees	4,305	4,384	4,466	4,522	4,719	(2)%	(9)

Net interest income of $149 million increased 2% as loan growth was only partially offset by lower core deposits and spread compression. Net interest income was flat from 2Q06 as loan growth of 11% was offset by lower deposit balances and tighter spreads.

Fee and other income increased 3% and 4% from 2Q06, driven by higher investment management fees from sales on the new investment platform and market appreciation, as well as gains from the sale of non-strategic insurance accounts, more than offsetting lower insurance commissions.

Noninterest expense decreased 1% as an $8 million reduction in employee stock compensation expense and lower salaries expense was partially offset by higher revenue-based incentive expense and sundry expense. The 4% expense decline from 2Q06 was driven by efficiency initiatives despite higher revenue-based incentives.

Wealth Management Key Metrics

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$143,897	135,562	143,879	138,915	135,817	6%	6

Assets under management (a)	$79,329	76,214	75,297	72,397	71,184	4	11

Wealth Management advisors	902	945	951	970	996	(5)%	(9)

(a)	Includes $45 billion in assets managed by and reported in Capital Management.

Total assets under management increased 4%, and were up 11% vs. 2Q06, spurred by new sales on the investment platform and market gains offsetting modest withdrawals.

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Wachovia 2Q07 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 11)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending and Leasing.

Corporate Lending

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$157	154	151	148	165	2%	(5)
Fee and other income	137	122	124	114	113	12	21
Intersegment revenue	7	6	6	8	7	17	—

Total revenue (Tax-equivalent)	301	282	281	270	285	7	6
Provision for credit losses	(4)	—	1	(5)	(33)	—	(88)
Noninterest expense	112	114	113	94	103	(2)	9
Income taxes (Tax-equivalent)	70	61	61	66	80	15	(13)

Segment earnings	$123	107	106	115	135	15%	(9)

Performance and other data
Economic profit	$2	(8)	(15)	(8)	(1)	—%	—
Risk adjusted return on capital (RAROC)	11.22%	10.05	9.36	10.08	10.90	—	—
Economic capital, average	$3,554	3,498	3,640	3,568	3,497	2	2
Cash overhead efficiency ratio (Tax-equivalent)	37.04%	40.45	40.24	34.72	36.30	—	—
Average loans, net	$25,162	25,183	25,613	25,909	25,301	—	(1)
Average core deposits	$146	147	164	146	136	(1)%	7

Corporate Lending Loans Outstanding
	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Large corporate loans	$15,710	16,529	16,796	17,202	16,552	(5)%	(5)
Capital finance	9,452	8,654	8,817	8,707	8,749	9	8

Total loans outstanding	$25,162	25,183	25,613	25,909	25,301	—%	(1)

Net interest income of $157 million grew 2% as strong asset based lending results were muted by the effect of a 1Q07 $6 million recovery of interest on a large corporate loan. Net interest income decreased 5% from 2Q06 due to a $3 million recovery of interest in 2Q06, tightening loan spreads and a 1% decline in average loans.

Fee and other income of $137 million increased 12% and 21% from 2Q06 primarily on improved domestic leasing income and asset-based lending results.

Noninterest expense decreased 2% primarily driven by $4 million lower employee stock compensation expense. Noninterest expense increased 9% from 2Q06 due to higher revenue-based compensation expense as well as higher salaries and equipment expense.

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Wachovia 2Q07 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$256	211	260	205	207	21%	24
Fee and other income	1,166	773	1,038	680	905	51	29
Intersegment revenue	(21)	(15)	(29)	(18)	(17)	(40)	24

Total revenue (Tax-equivalent)	1,401	969	1,269	867	1,095	45	28
Provision for credit losses	—	—	4	—	—	—	—
Noninterest expense	733	610	711	540	606	20	21
Income taxes (Tax-equivalent)	244	132	202	120	177	85	38

Segment earnings	$424	227	352	207	312	87%	36

Performance and other data
Economic profit	$320	135	263	125	235	—%	36
Risk adjusted return on capital (RAROC)	47.32%	28.19	45.21	29.31	47.24	—	—
Economic capital, average	$3,538	3,187	3,055	2,729	2,591	11	37
Cash overhead efficiency ratio (Tax-equivalent)	52.34%	63.00	56.02	62.32	55.28	—	—
Average loans, net	$8,751	7,516	7,412	6,125	5,182	16	69
Average core deposits	$10,536	9,210	9,002	8,534	9,275	14%	14

Investment Banking

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Fixed income global rate products	$149	123	120	119	188	21%	(21)
Fixed income credit products (Excluding loan portfolio)	219	207	169	149	140	6	56
Fixed income structured products/other	506	453	657	421	498	12	2

Total fixed income	874	783	946	689	826	12	6
Principal investing	301	43	141	93	180	—	67
Total equities/M&A/other	226	143	182	85	89	58	—

Total revenue	1,401	969	1,269	867	1,095	45	28

Trading-related revenue
Net interest income (Tax-equivalent)	49	53	84	28	68	(8)	(28)
Trading account profits (losses)	190	115	32	122	151	65	26
Other fee income	62	50	66	75	62	24	—

Total net trading-related revenue (Tax-equivalent)	301	218	182	225	281	38	7
Principal investing balances
Direct investments	1,197	1,029	1,029	931	912	16	31
Fund investments	779	805	823	852	888	(3)	(12)

Total principal investing balances	$1,976	1,834	1,852	1,783	1,800	8%	10

Net interest income grew 21%, and 24% from 2Q06, largely reflecting growth in mortgage servicing deposits, higher principal investing dividend income and structured product warehouse growth.

Fee and other income of $1.2 billion was a record and increased 51% from 1Q07. Principal investing revenues increased $258 million from 1Q07 driven by strong public and private direct investment portfolio gains. Trading account profits of $190 million rose $75 million driven by stronger results in structured products, global rate products and equities, somewhat offset by lower leveraged finance results. Advisory and underwriting revenue increased $38 million primarily due to growth in M&A, structured products and high grade, partially offset by lower results in equities and high yield. Other income increased $35 million on improved results of commercial mortgage-related sale/securitization activity reflecting higher volumes offset by lower spreads in a challenging environment. Fee and other income grew $261 million, or 29%, from 2Q06 on higher principal investing and trading account profits, as well as growth in high grade, structured products, equities, M&A and loan syndications.

Investment Banking total trading-related revenue of $301 million was up $83 million due to structured products results.

Noninterest expense increased 20% on higher revenue-based incentives, somewhat offset by $10 million lower employee stock compensation expense. Expenses were up 21% from 2Q06 also due to higher revenue-based incentives.

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Wachovia 2Q07 Quarterly Earnings Report

The following provides additional detail on the business line components of the preceding income statement discussion.

Investment Banking

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Investment banking (a)	$504	450	485	343	360	12%	40
Capital markets (b)	596	476	643	431	555	25	7
Principal investing	301	43	141	93	180	—	67

Total revenue	$1,401	969	1,269	867	1,095	45%	28

(a)	Activities relating to corporate customers.
(b)	Activities relating to institutional clients.

Total Revenue grew 45% in the quarter to a record $1.4 billion. Record investment banking revenue of $504 million increased 12% driven by strength across most products, including M&A, structured products, high grade, global rates and loan syndications. Capital markets revenues of $596 million increased 25% driven primarily by improved results in structured products including commercial mortgage-related sale/securitization activity. Principal investing results were $258 million higher from unusually low 1Q07 levels driven by strong public and private investment gains.

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Wachovia 2Q07 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$98	90	103	98	98	9%	—
Fee and other income	197	194	194	199	200	2	(2)
Intersegment revenue	(34)	(33)	(33)	(33)	(32)	3	6

Total revenue (Tax-equivalent)	261	251	264	264	266	4	(2)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	179	179	175	164	178	—	1
Income taxes (Tax-equivalent)	30	26	33	36	32	15	(6)

Segment earnings	$52	46	56	64	56	13%	(7)

Performance and other data
Economic profit	$39	33	43	51	43	18%	(9)
Risk adjusted return on capital (RAROC)	48.30%	43.39	50.60	59.72	52.70	—	—
Economic capital, average	$416	416	427	413	413	—	1
Cash overhead efficiency ratio (Tax-equivalent)	68.65%	71.17	66.42	61.83	66.74	—	—
Average loans, net	$9,513	8,255	8,060	7,789	7,273	15	31
Average core deposits	$20,845	19,723	17,982	17,698	17,081	6%	22

Net interest income of $98 million increased 9% due to a 6% increase in average core deposits as well as a 15% increase in average loans. Net interest income was flat compared with 2Q06 as the shift to lower-spread money market deposits offset a 31% increase in average loans and 22% growth in average core deposits.

Fee and other income of $197 million grew 2% driven by increased trade finance fees. Fee and other income was down 2% from 2Q06 as higher trade finance fees were more than offset by an $8 million gain in 2Q06 associated with the embassy banking sale and lower treasury services fees.

Noninterest expense was flat as lower salaries and a $6 million decrease in employee stock compensation expense were mostly offset by higher travel and entertainment expense. Noninterest expense increased 1% from 2Q06 due to higher project expense, which was mostly offset by lower salaries.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $678 million in 2Q07 vs. $661 million in 1Q07 and $685 million in 2Q06.

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Wachovia 2Q07 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 12)

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$256	259	256	251	264	(1)%	(3)
Fee and other income	1,191	1,172	1,097	990	994	2	20
Intersegment revenue	(11)	(8)	(8)	(7)	(8)	(38)	(38)

Total revenue (Tax-equivalent)	1,436	1,423	1,345	1,234	1,250	1	15
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,065	1,010	996	904	935	5	14
Income taxes (Tax-equivalent)	135	151	127	123	114	(11)	18

Segment earnings	$236	262	222	207	201	(10)%	17

Performance and other data
Economic profit	$199	226	185	175	166	(12)%	20
Risk adjusted return on capital (RAROC)	69.99%	79.22	68.04	68.83	65.26	—	—
Economic capital, average	$1,352	1,343	1,286	1,204	1,229	1	10
Cash overhead efficiency ratio (Tax-equivalent)	74.14%	70.94	74.15	73.33	74.79	—	—
Average loans, net	1,646	1,521	1,399	1,210	1,026	8	60
Average core deposits	$30,857	31,405	29,849	29,866	31,582	(2)%	(2)

Net interest income of $256 million decreased 1% and 3% from 2Q06 driven by a 2% decline in core deposits.

Fee and other income of $1.2 billion increased 2% driven by higher valuations on investments used to fund deferred compensation plans (essentially offset by related expenses), higher managed account fees and growth in other asset-based fees. The increase in fee income was partially offset by lower brokerage transaction activity and equity syndicate distribution fees from strong 1Q07 levels. Fee and other income increased 20% from 2Q06 driven by strength in brokerage transaction activity, managed account fees and other asset based fees, higher valuations on investments used to fund deferred compensation plans and equity syndicate distribution fees.

Noninterest expense of $1.1 billion increased 5% driven by incentives including commissions, sundry expense, and deferred compensation, partially offset by $12 million lower employee stock compensation expense. The 14% increase from 2Q06 was due to higher incentives, including commissions, and deferred compensation expense and sundry expense.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 34) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 3 and 15. For the three months ended June 30, 2007, Prudential Financial’s pre-tax minority interest on a GAAP basis was $94 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

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Wachovia 2Q07 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$6	3	2	2	2	—%	—
Fee and other income	314	274	245	229	220	15	43
Intersegment revenue	—	—	—	—	(1)	—	—

Total revenue (Tax-equivalent)	320	277	247	231	221	16	45
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	235	231	208	197	188	2	25
Income taxes (Tax-equivalent)	31	17	15	11	12	82	—

Segment earnings	$54	29	24	23	21	86%	—

Performance and other data
Economic profit	$47	22	19	16	16	—%	—
Risk adjusted return on capital (RAROC)	82.15%	46.66	44.64	42.20	42.26	—	—
Economic capital, average	$263	250	220	208	201	5	31
Cash overhead efficiency ratio (Tax-equivalent)	73.47%	83.65	84.23	84.91	84.96	—	—
Average loans, net	$17	33	20	25	13	(48)	31
Average core deposits	$364	278	251	248	245	31%	49

Fee and other income of $314 million grew by 15%, driven by the full quarter effect of ECM. Fee and other income increased 43% from 2Q06 due to acquisitions and growth in assets under management.

Noninterest expense increased 2% driven by the full quarter effect of ECM and higher incentive expense. Noninterest expense growth was partially offset by a decline in closed-end fund distribution costs, $5 million lower employee stock compensation expense and merger efficiencies associated with the 2Q06 acquisition of Ameriprise’s 401(k) record-keeping business. Noninterest expense increased 25% from 2Q06 driven by acquisitions and incentive expense.

Total Assets Under Management (AUM)

	2007				2006						2Q07 vs 1Q07	2Q07 vs 2Q06
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Equity	$85	30%	$107	34%	$104	37%	$96	38%	$94	39%	(20)%	(9)
Fixed income	135	48	143	45	114	41	107	42	101	42	(6)	33
Money market	61	22	65	21	61	22	50	20	45	19	(5)	35
Total assets under management (a)	$281	100%	$315	100%	$279	100%	$253	100%	$240	100%	(11)	17
Securities lending	64	—	56	—	57	—	50	—	60	—	14	6
Total assets under management and securities lending	$345	—	$371	—	$336	—	$303	—	$300	—	(7)%	15

(a) Includes $45 billion in assets managed for Wealth Management, which are also reported in that segment. Mutual Funds (AUM)
	2007				2006						2Q07 vs 1Q07	2Q07 vs 2Q06
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Equity	$38	35%	$37	34%	$36	33%	$33	34%	$32	34%	3%	19
Fixed income	22	20	23	21	23	21	22	23	23	25	(4)	(4)
Money market	49	45	50	45	49	46	41	43	38	41	(2)	29

Total mutual fund assets	$109	100%	$110	100%	$108	100%	$96	100%	$93	100%	(1)%	17

Total assets under management decreased $34 billion, or 11%, reflecting a $34.5 billion change in investment discretion responsibility on previously co-managed, nonproprietary assets now solely managed by Wealth Management. AUM growth of 17% from 2Q06 was due to $29.4 billion from acquisitions, the retention of $17.8 billion of assets related to the 4Q05 Corporate and Institutional Trust divestiture (previously held in the Parent) as well as market appreciation and asset inflows. The growth in AUM from 2Q06 was partially offset by the $34.5 billion previously discussed.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 2Q07, brokerage revenue and expense eliminations were a reduction of $2 million and $4 million, respectively.

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Wachovia 2Q07 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested including the Corporate and Institutional Trust businesses, the cross-border leveraged lease portfolio, other intangible amortization and eliminations.

Parent

Performance Summary

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$(149)	(72)	(72)	(91)	12	—%	—
Fee and other income	56	137	121	166	118	(59)	(53)
Intersegment revenue	1	1	3	2	2	—	(50)

Total revenue (Tax-equivalent)	(92)	66	52	77	132	—	—
Provision for credit losses	18	15	55	(9)	(5)	20	—
Noninterest expense	173	171	453	201	246	1	(30)
Minority interest	139	136	124	104	89	2	56
Income taxes (Tax-equivalent)	(258)	(277)	(351)	(188)	(148)	(7)	74

Segment earnings (loss)	$(164)	21	(229)	(31)	(50)	—%	—

Performance and other data
Economic profit	$(154)	35	(201)	(64)	(75)	—%	—
Risk adjusted return on capital (RAROC)	(16.17)%	16.85	(16.37)	2.30	0.66	—	—
Economic capital, average	$2,271	2,417	2,921	2,963	2,884	(6)	(21)
Cash overhead efficiency ratio (Tax-equivalent)	(72.88)%	81.38	588.26	145.92	111.97	—	—
Lending commitments	$626	610	597	472	473	3	32
Average loans, net	27,460	28,796	29,137	27,237	28,733	(5)	(4)
Average core deposits	$2,824	2,213	2,544	4,523	4,532	28	(38)
FTE employees	23,863	25,030	24,821	23,830	24,028	(5)%	(1)

Net interest income was down $77 million as the benefits of funds transfer pricing were more than offset by growth in long-term debt. Results reflect the liability sensitive nature of our securities portfolio and wholesale funding operations, which serves to hedge our asset sensitive core business activities. Net interest income declined $161 million from 2Q06 as the benefits to the Parent of wider funds transfer pricing (see page 15 for description) was more than offset by growth in wholesale borrowings, compression of spreads in the funding of investment portfolios, lower securities balances, lower income associated with divested businesses as well as maturing hedge-related derivatives.

Provision for credit losses increased $3 million and increased $23 million from 2Q06 driven by growth in the credit card, commercial loan and auto loan portfolios.

Fee and other income declined $81 million on lower trading account profits, securities gains and securitization income. Affordable housing tax credit eliminations were flat. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.)

Noninterest expense increased $2 million as a decline in employee stock compensation expenses from 1Q07 was more than offset by other increases in salaries and employee benefits expense, higher professional and consulting fees from a seasonally low 1Q07, and sundry expense.

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Wachovia 2Q07 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 13)

Net charge-offs in the loan portfolio of $150 million decreased $5 million on declines in consumer and commercial reflecting higher recoveries. As a percentage of average net loans, annualized net charge-offs decreased 1 basis point to 0.14%. Overall, gross charge-offs of $223 million increased $5 million and represented 0.21% of average loans, and were partially offset by recoveries of $73 million up from $63 million in 1Q07. Net charge-offs were up $99 million from 2Q06 driven by higher consumer losses, primarily auto, as well as higher commercial losses driven by lower recoveries.

Provision for credit losses of $179 million reflects growth in the commercial, auto and credit card portfolios.

ALLOWANCE FOR CREDIT LOSSES

Allowance for Credit Losses

	2007				2006
	Second Quarter		First Quarter		Fourth Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,889	1.08%	$1,879	1.12%	$1,867	1.15%
Consumer	1,371	0.54	1,354	0.53	1,333	0.52
Unallocated	130	—	145	—	160	—

Total	3,390	0.79	3,378	0.80	3,360	0.80
Reserve for unfunded lending commitments
Commercial	162	—	155	—	154	—

Allowance for credit losses	$3,552	0.83%	$3,533	0.84%	$3,514	0.84%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$2,051	1.17%	$2,034	1.22%	$2,021	1.25%

Allowance for credit losses increased $19 million to $3.6 billion, largely reflecting loan growth. The increase in allowance for credit losses included a $15 million reduction of unallocated reserves reflecting diminished uncertainty related to the World Savings portfolio. As a percentage of loans, the allowance for loan losses of 0.79% and the allowance for credit losses of 0.83% were relatively stable. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, increased 5% to $162 million. The allowance for loan losses to nonperforming loans ratio was 182%, down from 213% in 1Q07 and 488% in 2Q06 largely reflecting higher consumer real estate nonaccrual loans, which have historically exhibited a low loss content.

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Wachovia 2Q07 Quarterly Earnings Report

NONPERFORMING LOANS

Nonperforming Loans (a)

	2007		2006			2Q07 vs 1Q07	2Q07 vs 2Q06
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Balance, beginning of period	$1,584	1,234	578	619	672	28%	50

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	420	319	355	387	426	32	(1)
New nonaccrual loans and advances	205	196	157	129	188	5	9
Charge-offs	(43)	(40)	(42)	(27)	(35)	8	23
Transfers (to) from other real estate owned	(2)	—	(1)	(2)	(1)	—	—
Sales	(15)	(1)	(81)	(43)	(32)	—	(53)
Other, principally payments	(86)	(54)	(69)	(89)	(159)	59	(46)

Net commercial nonaccrual loan activity	59	101	(36)	(32)	(39)	(42)	—

Commercial nonaccrual loans, end of period	479	420	319	355	387	14	24

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	1,164	915	223	232	246	27	—
Balance of acquired entity at purchase date	—	—	589	—	—	—	—
New nonaccrual loans, advances and other, net	217	249	103	(9)	(14)	(13)	—
Sales and securitizations	(3)	—	—	—	—	—	—

Net consumer nonaccrual loan activity	214	249	692	(9)	(14)	(14)	—

Consumer nonaccrual loans, end of period	1,378	1,164	915	223	232	18	—

Balance, end of period	$1,857	1,584	1,234	578	619	17%	—

(a)	Nonperforming assets included in loans held for sale at June 30 and March 31, 2007 and at December 31, September 30 and June 30, 2006, were $42 million, $26 million, $16 million, $23 million and $23 million, respectively.

Nonperforming loans in the loan portfolio of $1.9 billion increased $273 million driven primarily by increases in consumer real estate and rose $1.2 billion from 2Q06 driven by the addition of the World Savings portfolio.

Commercial nonaccruals of $479 million increased 14% from 1Q07; up 24% from 2Q06. New commercial nonaccrual inflows were $205 million, up $9 million.

Consumer nonaccruals of $1.4 billion, up $214 million, driven by increases in the consumer real estate portfolio. At the end of 2Q07 the average LTV of the consumer real estate nonaccrual loan portfolio was 76%.

Foreclosed properties increased $52 million on increases in consumer real estate.

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Wachovia 2Q07 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

Estimated Merger Expenses

In connection with the Golden West merger, which closed on October 1, 2006, we began recording certain merger-related and restructuring expenses in our income statement, as well as preliminary purchase accounting adjustments to record Golden West’s assets and liabilities at their respective fair values as of October 1, 2006, and certain exit costs related to Golden West’s businesses. As of June 30, 2007, net merger-related and restructuring expenses were $62 million and exit cost purchase accounting adjustments were $138 million.

The following table indicates our progress compared with the estimated merger expenses for the transaction.

Golden West Transaction

One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$288	192	480

Actual expenses
Second quarter 2007	$20	22	42
First quarter 2007	2	75	77
Total 2006	40	41	81

Total actual expenses	$62	138	200

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for this transaction are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and total pre-tax exit cost purchase accounting adjustments (together, one-time costs) as detailed in the Goodwill and Other Intangibles table on the following page.

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Wachovia 2Q07 Quarterly Earnings Report

MERGER-RELATED AND RESTRUCTURING EXPENSES

Merger-Related And Restructuring Expenses

(Income Statement Impact)

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total Golden West merger-related and restructuring expenses	$20	2	37	3	—
Total SouthTrust merger-related and restructuring expenses	—	(2)	—	—	—
Total HomEq merger-related and restructuring expenses	2	—	(2)	24	19
Other merger-related and restructuring expenses	10	10	14	11	5

Net merger-related and restructuring expenses	32	10	49	38	24
Income tax (benefit)	(12)	(4)	(20)	(13)	(9)

After-tax net merger-related and restructuring expenses	$20	6	29	25	15

In 2Q07 we recorded $20 million in after-tax net merger-related and restructuring expenses.

GOODWILL AND OTHER INTANGIBLES

Under purchase accounting, the assets and liabilities of Golden West were recorded at their respective fair values as of October 1, 2006, as if they had been purchased in the open market. The purchase accounting adjustments associated with Golden West’s assets and liabilities are preliminary and are subject to further refinement. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

Goodwill and Other Intangibles Created by the Golden West Transaction - Preliminary

	2007		2006
(In millions)	Second Quarter	First Quarter	Fourth Quarter
Purchase price less former Golden West ending tangible stockholders’ equity as of October 1, 2006	$14,543	14,543	14,543

Fair value purchase accounting adjustments (a)
Financial assets	827	827	827
Premises and equipment	—	—	—
Employee benefit plans	—	—	—
Financial liabilities	107	107	107
CRE	(100)	(100)	(106)
Other	2	(6)	37
Income taxes	(402)	(313)	(327)

Total fair value purchase accounting adjustments	434	515	538

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	96	87	12
Occupancy and equipment	11	—	—
Contract cancellations	—	—	—
Regulatory mandated branch sales	—	—	—
Other	31	29	29

Total pre-tax exit costs	138	116	41
Income taxes	(42)	(34)	(7)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	96	82	34

Total purchase intangibles	15,073	15,140	15,115
Core deposit base and customer relationship intangibles (Net of income taxes)	258	259	261

Goodwill, end of period	$14,815	14,881	14,854

(a)	These amounts represent fair value adjustments to adjust assets and liabilities of the former Golden West to their fair values as of October 1, 2006.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former Golden West.

In 2Q07, we recorded $81 million in after-tax fair value purchase accounting adjustments primarily relating to income taxes, bringing total after-tax fair value purchase accounting adjustments related to Golden West to $434 million at June 30, 2007. In 2Q07, we recorded $14 million in net after-tax exit costs principally comprising severance and transaction-related costs bringing total net after-tax exit costs to $96 million at June 30, 2007. These amounts are preliminary and subject to further refinement.

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Wachovia 2Q07 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 3 and 5 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” — “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 39-43. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 2Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007		2006
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income from continuing operations
Net income (GAAP)	A	$2,341	2,302	2,301	1,877	1,885
Discontinued operations, net of income taxes (GAAP)		—	—	(46)	—	—

Income from continuing operations (GAAP)		2,341	2,302	2,255	1,877	1,885
Merger-related and restructuring expenses (GAAP)		20	6	29	25	15

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	2,361	2,308	2,284	1,902	1,900
Other intangible amortization (GAAP)		66	76	90	59	64

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$2,427	2,384	2,374	1,961	1,964

Return on average common stockholders’ equity
Average common stockholders' equity (GAAP)	D	$69,317	69,320	69,725	50,143	49,063
Merger-related and restructuring expenses (GAAP)		14	1	95	70	50
Discontinued operations (GAAP)		—	—	(8)	—	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	69,331	69,321	69,812	50,213	49,113
Average intangible assets (GAAP)	F	(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$29,003	29,058	29,833	25,270	24,141

Return on average common stockholders’ equity
GAAP	A/D	13.54%	13.47	13.09	14.85	15.41
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	13.66	13.50	12.98	15.02	15.52
Return on average tangible common stockholders’ equity
GAAP	A/D+F	32.38	32.14	30.68	29.55	31.38
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	33.57%	33.27	31.58	30.79	32.63

Table continued on next page.

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Wachovia 2Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007		2006
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Return on average assets
Average assets (GAAP)	H	$708,603	695,448	698,687	555,164	543,612
Average intangible assets (GAAP)		(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average tangible assets (GAAP)	I	$668,275	655,185	658,708	530,221	518,640

Average assets (GAAP)		$708,603	695,448	698,687	555,164	543,612
Merger-related and restructuring expenses (GAAP)		14	1	95	70	50
Discontinued operations (GAAP)		—	—	(8)	—	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	708,617	695,449	698,774	555,234	543,662
Average intangible assets (GAAP)		(40,328)	(40,263)	(39,979)	(24,943)	(24,972)

Average tangible assets, excluding merger- related and restructuring expenses, and discontinued operations	K	$668,289	655,186	658,795	530,291	518,690

Return on average assets
GAAP	A/H	1.32%	1.34	1.31	1.34	1.39
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	1.34	1.35	1.30	1.36	1.40
Return on average tangible assets
GAAP	A/I	1.40	1.43	1.39	1.40	1.46
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	1.46%	1.48	1.43	1.47	1.52

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 40 through 43 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007		2006
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$4,856	4,588	4,931	4,045	4,261
Merger-related and restructuring expenses (GAAP)		(32)	(10)	(49)	(38)	(24)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,824	4,578	4,882	4,007	4,237
Other intangible amortization (GAAP)		(103)	(118)	(141)	(92)	(98)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$4,721	4,460	4,741	3,915	4,139

Net interest income (GAAP)		$4,421	4,460	4,577	3,541	3,641
Tax-equivalent adjustment		39	37	35	37	34

Net interest income (Tax-equivalent)		4,460	4,497	4,612	3,578	3,675
Fee and other income (GAAP)		4,234	3,741	3,980	3,465	3,583

Total	O	$8,694	8,238	8,592	7,043	7,258

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,052	995	984	893	925

Net interest income (GAAP)		$251	252	249	246	257
Tax-equivalent adjustment		—	—	—	—	1

Net interest income (Tax-equivalent)		251	252	249	246	258
Fee and other income (GAAP)		1,160	1,144	1,071	968	970

Total	Q	$1,411	1,396	1,320	1,214	1,228

Overhead efficiency ratios
GAAP	L/O	55.85%	55.70	57.38	57.44	58.71
Excluding merger-related and restructuring expenses	M/O	55.48	55.57	56.81	56.90	58.39
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	51.78	52.37	53.60	53.41	54.96
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	54.29	54.15	55.17	55.60	57.03
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	50.36%	50.65	51.65	51.84	53.31

Table continued on next page.

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Wachovia 2Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007		2006
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating leverage
Operating leverage (GAAP)		$189	(13)	665	1	180
Merger-related and restructuring expenses (GAAP)		21	(38)	10	15	(45)

Operating leverage, excluding merger-related and restructuring expenses		210	(51)	675	16	135
Other intangible amortization (GAAP)		(13)	(24)	50	(8)	7

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$197	(75)	725	8	142

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.56	0.56	0.56	0.56	0.51

Diluted earnings per common share (GAAP)	S	$1.22	1.20	1.20	1.17	1.17
Merger-related and restructuring expenses (GAAP)		0.01	—	0.01	0.02	0.01
Other intangible amortization (GAAP)		0.04	0.04	0.05	0.04	0.04
Discontinued operations (GAAP)		—	—	(0.02)	—	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	T	$1.27	1.24	1.24	1.23	1.22

Dividend payout ratios
GAAP	R/S	45.90%	46.67	46.67	47.86	43.59
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	R/T	44.09%	45.16	45.16	45.53	41.80

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 40 through 43 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q07 Quarterly Earnings Report

SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION

The Quarterly Earnings Report contains references to certain information previously furnished to the Securities and Exchange Commission in Exhibit (99)(d) to Wachovia’s Current Report on Form 8-K dated January 23, 2007 (such furnished information, the “Supplemental Information”). The Supplemental Information shows (1) certain historical financial data for each of Wachovia and Golden West Financial Corporation and (2) similar combined illustrative information reflecting the merger of Golden West with Wachovia. The historical financial data show the financial results actually achieved by Wachovia and by Golden West for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting hypothetically assuming the merger was consummated as of the applicable prior period, instead of October 1, 2006, the actual merger consummation date. In the case of the “Combined” illustrative information for the full year ended December 31, 2006, the standalone Golden West information represents the period from January 1, 2006 to September 30, 2006.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and the historical Golden West financial information presented were prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and Golden West may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the General Bank segment and Retail and Small Business sub-segment of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of Golden West at their respective fair values and to record certain exit costs related to Golden West. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of Golden West will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of Golden West will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the period presented.

The costs associated with merger integration activities that impact certain Golden West systems, facilities and equipment, personnel and contractual arrangements will be recorded as purchase accounting adjustments when the appropriate plans are in place with potential refinements up to one year after completion of the merger as additional information becomes available. We currently estimate exit cost purchase accounting adjustments will amount to $192 million ($117 million after tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring expenses will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $288 million ($176 million after tax) and will be incurred and reported through 2008.

The information herein is based on historical financial information and related notes that Wachovia and Golden West have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review the historical financial information and related notes in connection with the “Combined” illustrative information.

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Wachovia 2Q07 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the proposed merger between Wachovia and A.G. Edwards, Inc. (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These forward-looking statements are based on the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia and/or A.G. Edwards in connection with the A.G. Edwards Merger or the businesses of Wachovia and/or Golden West in connection with the Golden West Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the A.G. Edwards Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the A.G. Edwards Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities; (12) unanticipated regulatory or judicial proceedings or rulings; (13) the impact of changes in accounting principles; (14) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; and (15) the impact on Wachovia’s and/or A.G. Edwards’ businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

ADDITIONAL INFORMATION

The proposed A.G. Edwards Merger will be submitted to A.G. Edwards’ shareholders for their consideration. Wachovia has filed a registration statement with the SEC, which includes a preliminary proxy statement/prospectus regarding the proposed A.G. Edwards Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the definitive proxy statement/prospectus when it becomes available, as well as any other relevant documents concerning the proposed A.G. Edwards Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You may obtain a free copy of the registration statement and the proxy statement/prospectus, as

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Wachovia 2Q07 Quarterly Earnings Report

well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, (314) 955-3000.

Wachovia and A.G. Edwards, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed A.G. Edwards Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed A.G. Edwards Merger may be obtained by reading the definitive proxy statement/prospectus regarding the proposed A.G. Edwards Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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